Exhibit 1.1

PEARSON plc

A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

Adopted by special resolution passed on 30 April

2021.

DIRECTORS’ EXPENSES	36

ALTERNATE DIRECTORS	37

DIRECTORS’ INTERESTS	37

SECRETARY	39

THE SEAL	40

REGISTERS	40

RECORD DATES	41

ACCOUNTS AND DIVIDENDS	41

AUDIT	41

DIVIDENDS AND RESERVES	42

CAPITALISATION OF PROFITS	47

COMMUNICATIONS	48

WINDING UP	51

INDEMNITY	51

DISCOVERY	52

DESTRUCTION OF DOCUMENTS	52

UNTRACED SHAREHOLDERS	53

COMPANY NO. 53723

THE COMPANIES ACTS 1985 TO 2006	PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

PEARSON PLC

Adopted by special resolution passed on 30 April 2021.

PRELIMINARY

1. The regulations in Table A in the First Schedule to the Companies Act 1862 shall not apply to the Company.

2. In these Articles, if not inconsistent with the context, the words standing in the first column of the table next hereinafter contained shall bear the meanings set opposite to them respectively in the second column thereof.

MEANINGS

Address:	Includes a number or address used for the purposes of sending or receiving documents by electronic means.

certificated share:	A share in the capital of the Company that is not an uncertificated share and references in these Articles to a share being held in certificated form shall be construed accordingly.

Chair:	The Chair of the Board.

clear days:	In relation to the sending of a notice, means the period excluding the day on which a notice is given or deemed to be given and the day for which it is given or on which it is to take effect.

CREST:	The relevant system, as defined in the Regulations, in respect of which Euroclear UK & Ireland Limited is the Operator.

Deputy Chair:	The Deputy Chair of the Board.

Dividend:	Includes bonus.

electronic copy, electronic form or electronic means:	Have the meanings given to them by section 1168 of the Companies Act 2006.

entitled by transmission:	Means, in relation to a share in the capital of the Company, entitled as a consequence of the death or bankruptcy of the holder or otherwise by operation of law.

hard copy or hard copy form:	Have the meanings given to them by section 1168 of the Companies Act 2006.

holder(s) or shareholder(s):	In relation to a share in the capital of the Company means the member whose name is entered in the Register as the holder of that share.

member:	Means a member of the Company.

month:	Calendar month.

Operator:	Has the meaning given by the Regulations.

Ordinary Share(s):	Means ordinary shares in the capital of the Company of 25 pence each.

paid up:	Includes credited as paid up.

participating security:	Has the meaning given by the Regulations.

recognised person:	Means a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange, each of which terms has the meaning given to it by section 778 of the Companies Act 2006.

Regulations:	The Uncertificated Securities Regulations 2001 including any modification or re-enactment of them for the time being in force.

resolution:	Means a resolution of the members of the Company at a general meeting, unless the context otherwise requires.

satellite meeting place:	Subject to the provisions of Article 52.4, any one or more places where a person may attend a general meeting of the Company, other than the principal place of the meeting set out in the notice referred to in Article 51.

Securities Seal:	An official seal kept by the Company by virtue of section 50 of the Companies Act 2006.

share(s):	Means the Ordinary Share(s), unless the context otherwise requires.

The Act:	The Companies Act 2006 including any modification or re-enactment of it for the time being in force.

The Auditors:	The auditors for the time being of the Company.

The Board:	The Directors or any of them acting as the Board of Directors of the Company.

The Directors:	The directors for the time being of the Company.

The Office:	The Registered Office of the Company.

The Register:	As appropriate, either or both the register of members of the Company and the Operator register of members of the Company.

The Seal:	The Common Seal of the Company.

The Statutes:	The Companies Acts (as defined in section 2 of the Companies Act 2006).

The United Kingdom:	Great Britain and Northern Ireland.

These Articles:	These Articles of Association, as originally adopted, as from time to time altered by special resolution.

Transfer Office:	The place where the register of members is situated for the time being.

treasury shares:	Has the meaning given by the Companies Act 2006.

uncertificated share:	Means (subject to Regulation 42(11)(a) of the Regulations) a share in the capital of the Company, title to which is recorded on the Operator register of members of the Company and which may, by virtue of the Regulations, be transferred by means of a relevant system and references in these Articles to a share being held in uncertificated form shall be construed accordingly.

Working Day:	Means a day that is not a Saturday or Sunday or any day that is a public holiday in England and Wales.

Year:	Year from 1 January to 31 December inclusive.

The expressions “debenture” and “debenture holder” shall respectively include “debenture stock” and “debenture stockholder”. The expression “Secretary” shall include a temporary, deputy or assistant Secretary and any person appointed by the Board to perform any of the duties of the Secretary as set out in Articles 122-124.

Where, in relation to a share, these Articles refer to a relevant system, the reference is to the relevant system in which that share is a participating security at the relevant time.

References to a document or information being sent, served, supplied or given to or by a person mean such document or information, or a copy of such document or information, being sent, supplied, given, delivered, issued or made available to or by, or served on or by, or deposited with or by that person by any method authorised by these Articles, and sending, serving, supplying and giving shall be construed accordingly.

Nothing in these Articles shall preclude the holding and conducting of a meeting in such a way that persons who are not present together at the same place may by electronic means attend and speak and vote at it.

References to a person’s participation in the business of any general meeting include without limitation and as relevant the right (including, in the case of a corporation, through a duly appointed representative) to speak, vote, be represented by a proxy and have access in hard copy or electronic form to all documents which are required by the Statutes or these Articles to be made available at the meeting and participate and participating shall be construed accordingly.

References to electronic facility mean a device, system, procedure, method or facility providing an electronic means of attendance at or participation in (or both attendance at and participation in) a general meeting determined by the Board pursuant to Article 52.5.

References to a meeting mean a meeting convened and held in any manner permitted by these Articles, including without limitation a general meeting of the Company at which some persons entitled to be present attend and participate by means of electronic facility or facilities, and such persons shall be deemed to be present at that meeting for all purposes of the Companies Act 2006 and these Articles and attend and participate, attending and participating and attendance and participation shall be construed accordingly.

References to writing mean the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether in electronic form or otherwise, and written shall be construed accordingly.

References to any provision of any enactment or of any subordinate legislation (as defined by section 21(1) of the Interpretation Act 1978) include any modification or re-enactment of that provision for the time being in force.

Words denoting the singular number only shall include the plural number and vice versa.

Words denoting the masculine gender only shall include the feminine gender.

Words denoting persons only shall include corporations.

Save as aforesaid any words or expressions defined in the Statutes shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

Headings and marginal notes are inserted for convenience only and do not affect the construction of these Articles.

In these Articles, (a) powers of delegation shall not be restrictively construed but the widest interpretation shall be given to them; (b) the word Board in the context of the exercise of any power contained in these Articles includes any committee consisting of one or more Directors, any Director, any other officer of the Company and any local or divisional board, manager or agent of the Company to which or, as the case may be, to whom the power in question has been delegated; (c) no power of delegation shall be limited by the existence or, except where expressly provided by the terms of delegation, the exercise of that or any other power of delegation; and (d) except where expressly provided by the terms of delegation, the delegation of a power shall not exclude the concurrent exercise of that power by any other body or person who is for the time being authorised to exercise it under these Articles or under another delegation of the power.

3. The liability of the members is limited to the amount, if any, unpaid on the shares respectively held by them.

VARIATION OF RIGHTS

4. Subject to the provisions of the Statutes, whenever the capital of the Company is divided into different classes of shares the special rights attached to any class may (unless otherwise provided by the terms of issue of the shares of that class), either:

(a)

with the written consent of the holders of three-fourths of the issued shares of the class (excluding any shares of that class held as treasury shares) which consent shall be in hard copy form or in electronic form sent to such address (if any) for the time being specified by or on behalf of the Company for that purpose, or in default of such specification to the Office, and may consist of several documents each executed or authenticated in such manner as the Board may approve by or on behalf of one or more holders, or a combination of both; or

(b)	with the sanction of a special resolution passed at a separate meeting of such holders,

(but not otherwise) be varied or abrogated, and may be so varied or abrogated either whilst the Company is a going concern or during or in contemplation of a winding up.

5. The special rights conferred upon the holders of any shares or class of shares issued with preferred or other special rights shall not, unless otherwise expressly provided by these Articles or the conditions of issue of such shares, be deemed to be modified by:

(a)	the creation or issue of further shares ranking pari passu therewith or by the purchase or redemption by the Company of its own shares; or

(b)	the Company permitting, in accordance with the Regulations, the holding of and transfer of title to shares of that or any other class in uncertificated form by means of a relevant system.

SHARES

6. Subject to the provisions of the Statutes and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, any share may be issued with such preferred, deferred, or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as the Company may from time to time by ordinary resolution determine or, subject to and in default of such determination, as the Board shall determine.

7.1 The Board has general and unconditional authority to exercise all the powers of the Company to allot shares in the Company up to an aggregate nominal amount equal to the section 551 amount, for each prescribed period.

7.2 The Board is empowered for each prescribed period to allot equity securities for cash pursuant to the authority conferred by Article 7.1 as if section 561 of the Companies Act 2006 did not apply to any such allotment, provided that its power shall be limited to:

(a)	the allotment of equity securities in connection with a pre-emptive issue; and

(b)	the allotment (otherwise than pursuant to Article 7.2(a)) of equity securities up to an aggregate nominal amount equal to the section 561 amount.

In this Article and Article 7.3, a reference to the allotment of equity securities also includes the sale of any relevant shares in the Company if, immediately before the sale, the shares were held by the Company as treasury shares. This Article applies in relation to a sale of shares which is an allotment of equity securities by virtue of this paragraph as if in this Article the words “pursuant to the authority conferred by Article 7.1” were omitted.

7.3 Before the expiry of a prescribed period the Company may make an offer or agreement which would or might require shares in the Company to be allotted, or rights to subscribe for or convert any security into shares in the Company to be granted after such expiry. The Board may allot shares in the Company, or grant rights to subscribe for or convert any security into shares in the Company, in pursuance of that offer or agreement as if the prescribed period during which that offer or agreement was made had not expired.

7.4 In this Article and Articles 7.1, 7.2 and 7.3:

prescribed period means any period for which the authority conferred by Article 7.1 is given by ordinary or special resolution stating the section 551 amount and/or the power conferred by Article 7.2 is given by special resolution stating the section 561 amount;

pre-emptive issue means an offer of equity securities to holders of Ordinary Shares or an invitation to holders of Ordinary Shares to apply to subscribe for equity securities and, if in accordance with their rights the Board so determines, holders of other equity securities of any class (whether by way of rights issue, open offer or otherwise) where the equity securities respectively attributable to the interests of holders of Ordinary Shares or holders of other equity securities, if applicable are proportionate (as nearly as practicable) to the respective numbers of Ordinary Shares or other equity securities, as the case may be held by them, but subject to such exclusions or other arrangements as the Board may deem necessary or expedient in relation to fractional entitlements or any legal, regulatory or practical problems under the laws or regulations of any territory or the requirements of any regulatory body or stock exchange;

section 551 amount means, for any prescribed period, the amount stated in the relevant ordinary or special resolution; and

section 561 amount means, for any prescribed period, the amount stated in the relevant special resolution.

8. In addition to all other powers of paying commissions, the Company may exercise the powers of paying commissions conferred by the Statutes. Subject to the provisions of the Statutes, such commissions may be satisfied by the payment of cash or the allotment of fully or partly paid shares or partly in one way and partly in another. The Company may also on any issue of shares pay such brokerage as may be lawful.

9. Subject to and in accordance with the provisions of the Statutes and without prejudice to any relevant special rights attached to any class of shares, the Company may purchase any of its own shares of any class (including without limitation redeemable shares) in any way and at any price (whether at par or above or below par) and may hold such shares as treasury shares.

10. Except as required by law no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise any equitable, contingent, future or partial interest in any share, or any interest in any fractional part of a share, or (except only as by these Articles or by law otherwise provided) any other right in respect of any share, except an absolute right to the entirety thereof in the registered holder.

11.1 If at any time the Board is satisfied that any member or other person appearing to be interested in any shares in the capital of the Company has failed within fourteen days to comply with a notice given to that person by the Company pursuant to section 793 of the Companies Act 2006 (or under any other statutory provisions for the time being in force enabling the Company by notice in writing to require any person to give any information regarding those shares) whether or not required to comply by law or has, in purported compliance with such a notice, made a statement which is false in a material particular, then the Board may serve notice in writing on any member holding shares in relation to which the Board has determined or become aware that such a default has occurred. Any such notice (hereinafter referred to as a “Default Notice”) shall specify the nature of the default, the number of shares concerned and the steps to be taken to remedy such default. For the purposes of this Article, a person shall be treated as appearing to be interested in any shares if the member holding such shares has given to the Company a notification under section 793 of the Companies Act 2006 which fails to the satisfaction of the Board to establish the identities of those interested in the shares and if (after taking account of the said notification under the said section 793 and any other relevant information in the possession of the Company) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares.

11.2 After the service of a Default Notice or, if later, the time specified therein, until such time as the member or other person on whom the Default Notice was served has complied in full with the notice given pursuant to section 793 of the Companies Act 2006 or any other statutory provision as aforesaid (when the Board shall serve a further notice on the member or other person concerned stating that the default has been remedied), that member shall not be entitled to attend or vote at any general meeting, either personally or by proxy, or at a separate meeting of the holders of a class of shares or on a poll in respect of any share specified in the Default Notice.

11.2A Where the shares represented in the Default Notice represent at least 1⁄4 of one per cent. in nominal value of the issued shares of their class (excluding any shares of that class held as treasury shares), then the Default Notice may additionally direct that in respect of such shares: (i) no payment shall be made by way of dividend (including shares issued in lieu of dividend); and (ii) no transfer shall be registered unless: (A) the member is not himself or herself in default as regards supplying the information requested and the transfer when presented for registration is accompanied by a certificate by the member in such form as the Board may in its absolute discretion require to the effect that after due and careful enquiry the member is satisfied that no person in default as regards supplying such information is interested in any of the shares the subject of the transfer; (B) the transfer is an approved transfer; or (C) registration of the transfer is required by the Regulations.

11.2B A transfer of shares is an approved transfer if:

(a)	it is a transfer of shares pursuant to acceptance of a takeover offer (within the meaning of section 974 of the Companies Act 2006);

(b)

the Board is satisfied that the transfer is made pursuant to a sale of the whole of the beneficial ownership of the shares the subject of the transfer to a party unconnected with the member and with any other person appearing to be interested in the shares; or

(c)

the transfer results from a sale made through a recognised investment exchange as defined in the Financial Services and Markets Act 2000 or any other stock exchange outside the United Kingdom on which the Company’s shares are normally traded.

11.3 The Board shall cause to be noted in the Register against the member upon whom a Default Notice has been served, details of the Default Notice and the number of shares specified therein and shall cause a further note to be entered in the Register recording that the default complained of has been remedied upon service of any further notice under Article 11.2.

11.4 Any notice served by the Board pursuant to this Article shall be conclusive against the member concerned and its validity shall not be questioned by any person.

11.5 Any Default Notice shall cease to have effect not more than seven days after the earlier of receipt by the Company of:

(a)	a notice of an approved transfer, but only in relation to the shares transferred; or

(b)	all the information required by the relevant section 793 notice, in a form satisfactory to the Board.

11.6 The Board may at any time send a notice cancelling a Default Notice.

11.7 The Company may exercise any of its powers under Article 11.12 in respect of any share specified in a Default Notice that is held in uncertificated form.

11.8 Any new shares in the Company issued in right of any shares subject to a Default Notice shall also be subject to the Default Notice, and the Board may make any right to an allotment of the new shares subject to restrictions corresponding to those which will apply to those shares by reason of the Default Notice when such shares are issued.

11.9 Nothing contained in Articles 11.1-11.8, limits the power of the Company under section 794 of the Companies Act 2006.

UNCERTIFICATED SHARES

11.10 Subject to the provisions of the Regulations, the Board may permit the holding of shares in any class of shares in uncertificated form and the transfer of title to shares in that class by means of a relevant system and may determine that any class of shares shall cease to be a participating security.

11.11 Shares in the capital of the Company that fall within a certain class shall not form a separate class of shares from other shares in that class because any share in that class:

(a)	is held in uncertificated form; or

(b)	is permitted in accordance with the Regulations to become a participating security.

11.12 Where any class of shares is a participating security and the Company is entitled under any provision of the Statutes, the Regulations or these Articles to sell, transfer or otherwise dispose of, forfeit, re-allot, accept the surrender of or otherwise enforce a lien over a share held in uncertificated form, the Company shall be entitled, subject to the provisions of the Statutes, the Regulations, these Articles and the facilities and requirements of the relevant system:

(a)

to require the holder of that uncertificated share by notice to change that share into certificated form within the period specified in the notice and to hold that share in certificated form so long as required by the Company;

(b)

to require the holder of that uncertificated share by notice to give any instructions necessary to transfer title to that share by means of the relevant system within the period specified in the notice;

(c)

to require the holder of that uncertificated share by notice to appoint any person to take any step, including without limitation the giving of any instructions by means of the relevant system, necessary to transfer that share within the period specified in the notice;

(d)	to require the Operator to convert that uncertificated share into certificated form in accordance with Regulation 32(2)(c) of the Regulations; and

(e)

to take any action that the Board considers appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of that share or otherwise to enforce a lien in respect of that share.

CERTIFICATES

12.1 Every person whose name is entered as a member in the Register (except a recognised person in respect of whom the Company is not by law required to complete and have ready for delivery a certificate) shall be entitled without payment to one certificate in respect of each class of shares held by him or her, or, with the consent of the Board and upon payment of such sum (if any) for every certificate after the first as the Board shall determine, to several certificates, each for one or more of his or her shares except that shares of different classes may not be included in the same certificate. Where a member has transferred a part of the shares comprised in his or her holding he or she shall be entitled to a certificate for the balance without charge. Each share certificate sent by the Company (or its agent) shall be sent at the risk of the member or other person entitled to the certificate and neither the Company (nor its agent) shall be responsible for any share certificate lost or destroyed in the course of delivery.

12.2 Every certificate shall be under the Seal or under the official seal kept by the Company by virtue of the Statutes or be executed otherwise in accordance with Article 125.2 or in such other manner as the Board may approve and shall specify the shares to which it relates and the amount paid up thereon. In the case of a share held jointly by several persons, the Company shall not be bound to issue more than one certificate for each class of shares so held, and delivery of a certificate for a share to one of several joint holders shall be deemed sufficient delivery to all.

13. If a share certificate is worn out, defaced, lost or destroyed it may be renewed without charge (except as otherwise provided in this article 13) and on such terms (if any) as to evidence and indemnity as the Board thinks fit, and in the case of defacement or wearing-out, on delivery up to the Company of the old certificate. The person availing himself or herself of the provisions of this Article shall pay to the Company all exceptional out of pocket expenses incident to the investigation of evidence and the preparation of the requisite form of indemnity as aforesaid.

CALLS ON SHARES

14. The Board may from time to time (subject to any terms upon which any shares may have been issued) make calls upon the members in respect of any monies unpaid on their shares (whether on account of the nominal value of the shares or by way of premium), provided that (subject as otherwise fixed by the terms of issue) no call on any share shall be payable at less than fourteen clear days from the last call; and each member shall (subject to receiving at least fourteen clear days’ notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his or her shares. A call may be revoked in whole or in part and payment of a call may be postponed in whole or in part by the Board. A person on whom a call is made shall remain liable for calls made on that person even if the shares in respect of which the call was made are subsequently transferred.

15. A call shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed, and may be made payable by instalments.

16. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

17. If a sum called in respect of a share is not paid in whole or part before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the amount unpaid from the day appointed for payment thereof to the time of actual payment at such rate as may be fixed by the terms of allotment of the share or in the notice of the call or, if no rate is so fixed, at the appropriate rate (as defined by the Statutes); but the Board shall be at liberty to waive payment of such interest wholly or in part.

18. Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for all the purposes of these Articles be deemed to be a call duly made and payable on the date on which, by the terms of issue, the same becomes payable, and in case of non-payment all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture and otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

19. The Board may differentiate between the holders as to the amount of calls to be paid and the times of payment.

20. The Board may, if it thinks fit, receive from any member willing to advance the same, all or any part of the monies uncalled and unpaid upon any shares held by him or her, and upon all or any of the monies so advanced the Company may (until the same would but for such advance become presently payable) pay interest at such rate (if any) not exceeding (unless the Company in general meeting shall otherwise direct) the appropriate rate (as defined by the Statutes) as may be agreed upon between the Board and such member.

LIEN

21. The Company shall have a first and paramount lien on every share (not being a fully paid share) for all monies whether presently payable or not, called or payable at a fixed time in respect of that share; but the Board may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The Company’s lien (if any) on a share shall extend to all dividends and other monies payable thereon.

22. The Company may sell, in such manner as the Board thinks fit, any shares on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable, nor until the expiration of fourteen clear days after a notice in writing, stating and demanding payment of the sum presently payable, and stating the intention to sell in default, shall have been given to the registered holder for the time being of the share, or the person entitled by reason of death or bankruptcy or otherwise by operation of law to the share.

23. For giving effect to any such sale, the Board may, if the share is a certificated share, authorise some person to transfer the share (including authorising some person to execute an instrument of transfer in respect of the share) sold to, or in accordance with the directions of, the purchaser thereof. If the share is an uncertificated share, the Board may exercise any of the Company’s powers under Article 11.12 to effect the sale of the share to, or in accordance with the directions of, the purchaser thereof. The transferee shall be registered as the holder of the shares comprised in any such transfer, and he or she shall not be bound to see to the application of the purchase money, nor shall his or her title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

24. The net proceeds of sale, after payment of the costs thereof, shall be applied in or towards payment or satisfaction of the debt or liability in respect whereof the lien exists, so far as the same is presently payable, and any residue shall (if the share sold is a certificated share, on surrender to the Company for cancellation of the certificate in respect of the share sold and, whether the share sold is a certificated or uncertificated share, subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to sale) be paid to the person entitled to the share at the time of the sale.

FORFEITURE OF SHARES

25. If a member fails to pay the whole or any part of any call or instalment of a call on the day fixed for payment thereof, the Board may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on him or her requiring payment of so much of the call or instalment as is unpaid, together with any accrued interest and any costs, charges and expenses incurred by the Company by reason of such non-payment.

26. The notice shall name a further day (not being less than fourteen clear days from the date of the notice) on or before which, and the place where, the payment required by the notice is to be made, and shall state that, in the event of non-payment at or before the time and at the place appointed, the shares on which the call was made will be liable to be forfeited. If the requirements of any such notice are not complied with, any share in respect of which such notice has been given may, at any time thereafter, before payment of all calls, interest, costs, charges and expenses due in respect thereof has been made, be forfeited by a resolution of the Board to that effect. Such forfeiture shall include all dividends declared or other moneys payable in respect of the forfeited share and not actually paid before the forfeiture. Where the forfeited share is held in certificated form, an entry shall be made promptly in the register opposite the entry of the share showing that notice has been sent, that the share has been forfeited and the date of forfeiture. No forfeiture shall be invalidated by the omission or neglect to send that notice or to make those entries.

27. A forfeited share may be sold, re-allotted or otherwise disposed of either to the person who was before forfeiture the holder thereof or entitled thereto, or to any other person, upon such terms and in such manner as the Board thinks fit, and at any time before sale, re-allotment or disposal, the forfeiture may be cancelled on such terms as the Board thinks fit. The Board may authorise some person to transfer a forfeited share to any person as aforesaid. Where for the purposes of its disposal a forfeited share held in certificated form is to be transferred to any person, the Board may authorise any person to execute an instrument of transfer of the share to that person. Where for the purposes of its disposal a forfeited share held in uncertificated form is to be transferred to any person, the Board may exercise any of the Company’s powers under Article 11.12. The Company may receive the consideration given for the share on its disposal and may register the transferee as holder of the share.

28. A member any of whose shares have been forfeited shall cease to be a member in respect of the forfeited shares and shall, if the forfeited shares are certificated, surrender to the Company for cancellation the certificate for the shares forfeited, but shall, notwithstanding the forfeiture, remain liable to pay to the Company all monies which at the date of forfeiture were presently payable by him or her to the Company in respect of the shares, with interest thereon at such rate as the Board shall think fit (or, if no rate is determined, at the appropriate rate as defined by the Statutes) from the date of forfeiture until payment, but the Board shall be at liberty to waive payment of such interest wholly or in part or enforce payment without any allowance for the value of the shares at the time of forfeiture or of any consideration received on their disposal and his or her liability shall cease if and when the Company shall have received payment in full of all monies in respect of the shares.

29. The Board may accept the surrender of any share which it is in a position to forfeit upon such terms and conditions as may be agreed and, subject to any such terms and conditions, any share so surrendered shall be treated as if it had been forfeited.

30. The forfeiture of a share shall involve the extinction at the time of forfeiture of all interest in and all claims and demands against the Company in respect of the share and all other rights and liabilities incidental to the share as between the person whose share is forfeited and the Company, except only those rights and liabilities expressly saved by these Articles, or as are given or imposed in the case of past members by the Statutes.

31. A statutory declaration in writing that the declarant is a Director or the Secretary, and that a share has been duly forfeited or surrendered on a date stated in the declaration shall be conclusive evidence of such facts as against all persons claiming to be entitled to the share, and such declaration and the receipt of the Company for the consideration (if any) given for the share on the sale, re-allotment or disposal thereof shall constitute a good title to the share, and the person to whom the share is sold, re-allotted or disposed of shall be registered as the holder thereof, and shall not be bound to see to the application of the purchase money, if any, and his or her title to the share shall not be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, surrender, sale, re-allotment or disposal of the share.

TRANSFER OF SHARES

32. Without prejudice to any power of the Company to register as a shareholder a person to whom the right to any share has been transmitted by operation of law, all transfers of certificated shares shall be effected by transfer in writing in the usual common form or in such other form as the Board may approve.

33. The instrument of transfer of a certificated share shall be executed by or on behalf of the transferor, and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof. Registration of any instrument of transfer or other document relating to or affecting the title to any certificated share in the Company does not require the payment of any fee, provided that in the case of a partly paid share the instrument of transfer shall also be executed by or on behalf of the transferee.

34. The Board may, in its absolute discretion, and without assigning any reason therefor, refuse to register any transfer of certificated shares which are not fully paid, provided the exercise of such discretion does not prevent dealings in the shares from taking place on an open and proper basis.

35. The Board may also refuse to register any instrument of transfer of a certificated share, if:

(a)

the instrument of transfer is not lodged, duly stamped (if stampable) or duly certified or otherwise shown to the satisfaction of the Board to be exempt from stamp duty, at the Office or at such other place as the Board may appoint or is not accompanied by the certificate of the shares to which it relates and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer; or

(b)	the instrument of transfer is in respect of more than one class of share; or

(c)	in the case of a transfer to joint holders, they exceed four in number.

36. In the case of a transfer of a certificated share by a recognised person, the lodging of a share certificate will only be necessary if and to the extent that a certificate has been issued in respect of the share in question.

37. If the Board refuses to register a transfer of a share in certificated form, it shall within two months after the date on which the transfer was lodged with the Company, send to the transferee notice of the refusal.

TRANSMISSION OF SHARES

38. In the case of the death of a member, the survivor or survivors where the deceased was a joint holder, and the executors or administrators of the deceased where he or she was a sole holder or the only survivor of joint holders, shall be the only persons recognised by the Company as having any title to a share held by him or her, but nothing herein contained shall release the estate of a deceased member (whether a sole or joint holder) from any liability in respect of any share held by him or her.

39. A person becoming entitled by transmission to a share may, on production of any evidence as to his or her entitlement properly required by the Board, elect either to become the holder of the share or to have another person nominated by him or her registered as the transferee. If he or she elects to become the holder he or she shall send notice to the Company to that effect. If he or she elects to have another person registered and the share is a certificated share, he or she shall execute an instrument of transfer of the share to that person. If he or she elects to have himself or herself or another person registered and the share is an uncertificated share, he or she shall take any action the Board may require (including without limitation the execution of any document and the giving of any instruction by means of a relevant system) to enable himself or herself or that person to be registered as the holder of the share. All the provisions of these Articles relating to the transfer of shares apply to that notice or instrument of transfer as if it were an instrument of transfer executed by the member and the death or bankruptcy of the member or other event giving rise to the transmission had not occurred.

40. A person becoming entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law shall, subject to Article 143, be entitled to receive and may give a discharge for all dividends and other monies payable in respect of the share, but he or she shall not be entitled to receive notices of or to attend or vote at meetings of the Company or to any of the rights or privileges of a member until he or she shall have become a member in respect of the share. The Board may at any time give notice requiring any such person to elect either to be registered himself or herself or to transfer the share and if the notice is not complied with within sixty days the Board may thereafter withhold payment of all dividends or other monies payable in respect of the share until the requirements of the notice have been complied with.

ALTERATION OF SHARE CAPITAL

41. All shares created by increase of the Company’s share capital, by consolidation, division or sub-division of its share capital or the conversion of stock into paid-up shares shall be subject to all the provisions of these Articles, including without limitation provisions relating to payment of calls, lien, forfeiture, transfer and transmission.

42. Whenever any fractions arise as a result of a consolidation or sub-division of shares, the Board may on behalf of the members deal with the fractions as it thinks fit. In particular, without limitation, the Board may sell shares representing fractions to which any members would otherwise become entitled to any person (including, subject to the provisions of the Statutes, the Company) and distribute the net proceeds of sale in due proportion among those members. Where the shares to be sold are held in certificated form the Board may authorise some person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the purchaser. Where the shares to be sold are held in uncertificated form, the Board may do all acts and things it considers necessary or expedient to effect the transfer of the shares to, or in accordance with the directions of, the purchaser. The purchaser shall not be bound to see to the application of the purchase moneys and his or her title to the shares shall not be affected by any irregularity in, or invalidity of, the proceedings in relation to the sale.

STOCK

43. The Company may from time to time by ordinary resolution convert any paid up shares into stock, and reconvert any stock into paid up shares of any denomination.

44. The holders of stock may transfer the same, or any part thereof, in the same manner and subject to the same regulations as and subject to which the shares from which the stock arose might previously to conversion have been transferred, or as near thereto as circumstances admit. The Board may from time to time fix the minimum amount of stock transferable and restrict or forbid the transfer of fractions of such minimum but the minimum shall not exceed the nominal amount of the shares from which the stock arose.

45. The holders of stock shall, according to the total amount of the stock held by them, have the same rights, privileges and advantages as regards dividends, participation in assets on a winding up, voting at meetings and other matters, as if they held the shares from which the stock arose, but no such privilege or advantage (except participation in dividends and in assets on a winding up) shall be conferred by any such amount of stock as would not, if existing in shares, have conferred such privilege or advantage.

46. All the provisions of these Articles applicable to paid up shares shall apply to stock, and the words “share” and “member” shall be construed accordingly.

REDEEMABLE SHARES

47. Subject to the provisions of the Statutes, and without prejudice to any rights attached to any existing shares or class of shares, shares may be issued which are to be redeemed or are to be liable to be redeemed at the option of the Company or the holder. The Board may determine the terms, conditions and manner of redemption of shares provided that it does so before the shares are allotted.

MEETINGS OF MEMBERS

GENERAL AND CLASS MEETINGS

48. The Company shall, in accordance with the Statutes, hold a general meeting as its annual general meeting.

49.1 The Board may call a general meeting whenever it thinks fit, and, on the requisition of members in accordance with the Statutes, it shall forthwith convene a general meeting. If at any time there are not within the United Kingdom sufficient Directors capable of acting to form a quorum, any Director may call a general meeting, but where no Director is willing or able to do so, any two members may convene a general meeting in the same manner as nearly as possible as that in which meetings may be convened by the Board.

49.2 All provisions of these Articles relating to general meetings of the Company or the proceedings thereat shall, mutatis mutandis, apply to every separate general meeting of the holders of any class of shares in the capital of the Company, except that:

(a)

the necessary quorum shall be two persons holding or representing by proxy at least one-third in nominal value of the issued shares of the class (excluding any shares of that class held as treasury shares) or, at any adjourned meeting of such holders, one holder present in person or by proxy, whatever the amount of his or her holding, who shall be deemed to constitute a meeting;

(b)	any holder of shares of the class present in person or by proxy may demand a poll; and

(c)	each holder of shares of the class shall, on a poll, have one vote in respect of every share of the class held by him or her.

For the purposes of this Article, where a person is present by proxy or proxies, he or she is treated as holding only the shares in respect of which the proxy or proxies are authorised to exercise voting rights.

49.3 The Board shall determine in relation to each general meeting the means of attendance at and participation in the meeting, including whether the persons entitled to attend and participate in the general meeting shall be enabled to do so, in addition to simultaneous attendance and participation at a physical place (or places, in accordance with Article 52.4) anywhere in the world determined by it, by means of electronic facility or facilities determined by it in accordance with Article 52.5.

NOTICE OF GENERAL MEETINGS

50. Fourteen clear days’ notice at the least, or, in the case of an annual general meeting, twenty-one clear days’ notice at the least shall be given in the manner hereinafter mentioned to such members as are, under the provisions herein contained, entitled to receive notices from the Company and also to each of the Directors and to the Auditors.

51. Every notice of meeting shall specify the principal meeting place, the day and the hour of meeting, and, in the case of special business, the general nature of such business. The notice may also identify any satellite meeting places determined in accordance with Article 52.4. Every notice convening an annual general meeting shall specify the meeting as such and every notice convening a meeting to pass a special resolution shall also specify the intention to propose the resolution as a special resolution, as the case may be. Every notice of meeting shall state with reasonable prominence that a member entitled to attend and vote is entitled to appoint a proxy and that such proxy need not be a member.

52.1 The accidental omission to give notice of any meeting or resolution, or to send any notification where required by the Statutes or these Articles in relation to the publication of a notice of meeting on a website, or to send a form of proxy with a notice where required by the Statutes or these Articles, to any person entitled to receive the same, or the non-receipt of any such notice of meeting, notification, resolution or form of proxy by such a person, whether or not the Company is aware of such omission or non-receipt, shall not invalidate the proceedings at the meeting.

52.2 If the Board determines that a general meeting shall be held partly by means of electronic facility or facilities, the notice shall specify the means, or all different means, of attendance and participation determined in accordance with Article 52.5 and any access, identification and security arrangements determined in accordance with Article 52.11.

52.3 The notice shall specify any arrangements made for the purpose of Article 52.7 (making clear that participation in those arrangements will not amount to attendance at the meeting to which the notice relates).

52.4 The Board may resolve to enable persons entitled to attend and participate in a general meeting to do so by simultaneous attendance and participation at a satellite meeting place anywhere in the world. The members present in person or by proxy at a satellite meeting place shall be counted in the quorum for, and entitled to vote at, the general meeting in question, and that meeting shall be duly constituted and its proceedings valid if the chair of the general meeting is satisfied that adequate facilities are available throughout the general meeting to ensure that members attending at all the meeting places are able to:

(a)	participate in the business for which the meeting has been convened;

(b)

hear and see all persons who speak (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) in the principal meeting place and any satellite meeting place; and

(c)	be heard and seen by all other persons so present in the same way.

The chair of the general meeting shall be present at, and the meeting shall be deemed to take place at, the principal meeting place.

52.5 The Board may resolve to enable persons entitled to attend and participate in a general meeting to do so by simultaneous attendance and participation by means of electronic facility or facilities and determine the means, or all different means, of attendance and participation used in relation to a general meeting. The members present in person or by proxy by means of electronic facility or facilities shall be counted in the quorum for, and entitled to participate in, the general meeting in question. That meeting shall be duly constituted and its proceedings valid if the chair of the meeting is satisfied that adequate facilities are available throughout the meeting to ensure that members attending the meeting by all means (including by means of electronic facility or facilities) are able to:

(a)	participate in the business for which the meeting has been convened;

(b)	hear all persons who speak at the meeting; and

(c)	be heard by all other persons present at the meeting.

A member seeking to be present in person or by proxy at a general meeting by means of electronic facility or facilities is responsible for ensuring they have access to and can use the facility or facilities. That meeting shall be duly constituted and its proceedings valid notwithstanding the inability of the member to gain access to or use the facility or facilities, or the loss of access to or use of the facility or facilities during the meeting.

52.6 If it appears to the chair of the general meeting that:

(a)	the facilities at the principal meeting place or any satellite meeting place have become inadequate for the purposes referred to in Article 52.4; or

(b)	an electronic facility has become inadequate for the purposes referred to in Article 52.5,

then the chair of the general meeting may, without the consent of the meeting, interrupt or adjourn the general meeting. All business conducted at that general meeting up to the time of that adjournment shall be valid. The provisions of Article 58.2 and 58.3 shall apply to that adjournment.

52.7 The Board may make arrangements for persons entitled to attend a general meeting or an adjourned general meeting to be able to view and hear the proceedings of the general meeting or adjourned general meeting and to speak at the meeting (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) by attending at a venue anywhere in the world not being a satellite meeting place. Those attending at any such venue shall not be regarded as present at the general meeting or adjourned general meeting and shall not be entitled to vote at the meeting at or from that venue. The inability for any reason of any member present in person or by proxy at such a venue to view or hear all or any of the proceedings of the meeting or to speak at the meeting shall not in any way affect the validity of the proceedings of the meeting.

52.8 The Board may from time to time make any arrangements for controlling the level of attendance at any venue for which arrangements have been made pursuant to Article 52.7 (including without limitation the issue of tickets or the imposition of some other means of selection) if it considers it appropriate, and may from time to time change those arrangements. If a member, pursuant to those arrangements, is not entitled to attend in person or by proxy at a particular venue, he or she shall be entitled to attend in person or by proxy at any other venue for which arrangements have been made pursuant to Article 52.7. The entitlement of any member to be present at such venue in person or by proxy shall be subject to any such arrangement then in force and stated by the notice of meeting or adjourned meeting to apply to the meeting.

52.9 If, after the sending of notice of a general meeting but before the meeting is held, or after the adjournment of a general meeting but before the adjourned meeting is held (whether or not notice of the adjourned meeting is required), the Board decides in its absolute discretion that it is impracticable or unreasonable to hold the meeting at the declared place (or any of the declared places, in the case of a meeting to which Article 52.4 applies), and/or by means of a declared electronic facility, and/or at the declared time, it may as appropriate: (i) change the place (or any of the places, in the case of a meeting to which Article 52.4 applies); and/or (ii) change any electronic facility; and/or (iii) postpone the time at which the meeting is to be held. If such a decision is made, the Board may then change the place (or any of the places, in the case of a meeting to which Article 52.4 applies) and/or any electronic facility and/or postpone the time again if it decides that it is reasonable to do so. In either case:

(a)

no new notice of the meeting need be sent, but the Board shall take reasonable steps to advertise the date and time of the meeting, and the means of attendance and participation (including any place and/or electronic facility) for the meeting, which may include advertising that information by means of a notice on the Company’s website or an announcement to a regulatory information service (and those means, if both are used in relation to the Board’s decision, shall be deemed to constitute reasonable steps to advertise for the purpose of this Article) and shall, if practicable, make arrangements for notices of the change of place or places and/or electronic facility or electronic facilities and/or postponement to appear at the original place or places and/or on the original electronic facility or facilities, in each case at the original time; and

(b)

a proxy appointment in relation to the meeting may, if by means of a document in hard copy form, be delivered to the Office or to such other place within the United Kingdom as may be specified by or on behalf of the Company in accordance with Article 73.1(a) or, if in electronic form, be received at the address (if any) specified by or on behalf of the Company in accordance with Article 73.1(b) (or such address as the Company may be deemed by the Statutes to have agreed), at any time not less than forty-eight hours before any postponed time appointed for holding the meeting provided that the Board may specify, in any case, that in calculating the period of forty-eight hours, no account shall be taken of any part of a day that is not a Working Day.

52.10 The Board (and, at a general meeting, the chair) may make any arrangement and impose any requirement or restriction it or he or she considers appropriate to ensure the security of a general meeting held at a physical place, or the health, safety and security of those attending the meeting at a physical place, including, without limitation:

(a)	requirements for evidence of identity to be produced by those attending the meeting and the searching of their personal property; and

(b)	the restriction of items that may be taken into the meeting place.

The Board and, at any general meeting, the chair are entitled to refuse entry to a person who refuses to comply with these arrangements, requirements or restrictions.

52.11 If a general meeting is held partly by means of electronic facility or facilities, the Board (and, at a general meeting, the chair) may make any arrangement and impose any requirement or restriction that is:

(a)	necessary to ensure the identification of those taking part and the security of the electronic communication; and

(b)	proportionate to the achievement of those objectives.

PROCEEDINGS AT GENERAL MEETINGS

53. All business shall be deemed special that is dealt with at a general meeting, and also all business that is dealt with at an annual general meeting, with the exception of sanctioning or declaring dividends, the consideration of the accounts and balance sheet, the ordinary reports of the Board and Auditors and any other documents required to be annexed to the balance sheet, the appointment or election of Directors in the place of those retiring under Article 105 or otherwise and the appointment or re-appointment of and the fixing of the remuneration of the Auditors, and the renewal, limitation, extension, variation or grant of any authority of or to the Board, pursuant to the Statutes, to allot securities.

54. No business shall be dealt with at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the choice or appointment of a chair, which shall not be treated as part of the business of the meeting. Save as otherwise provided by these Articles, three members present in person or by proxy at a meeting and entitled to vote shall be a quorum for all purposes. A corporation being a member shall be deemed to be present if represented by its representative duly authorised in accordance with Article 66.

55.1 If within fifteen minutes from the time appointed for the meeting a quorum is not present, or if during a meeting such a quorum ceases to be present, the meeting, if convened on the requisition of members, shall be dissolved. In any other case it shall stand adjourned to such time and with such means of attendance and participation (including at such place and/or by means of such electronic facility) as the chair of the meeting in accordance with the Companies Act 2006 and Article 55.2 may determine, and if at such adjourned meeting a quorum is not present within fifteen minutes from the time appointed for holding the meeting the members present in person or by proxy shall be a quorum.

55.2 Subject to the provisions of section 307A of the Companies Act 2006, where a meeting is adjourned for lack of a quorum, the adjourned meeting must be held at least ten days after the original meeting.

56. The Chair (if any) of the Board or in his or her absence any Deputy Chair of the Board or some other Director nominated by the Board shall preside as chair at every general meeting of the Company. If there be no such Chair or Deputy Chair, or if at any meeting neither the Chair, the Deputy Chair nor such other Director (if any) be present within ten minutes after the time fixed for holding the meeting or be willing to act as chair of the meeting, the Directors present shall choose one of their number to be chair of the meeting, or if no Director is present, or if all the Directors present decline to take the chair, the members present shall choose one of their number to be chair of the meeting.

57. A Director shall, notwithstanding that he or she is not a member, be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares.

58.1 The chair of the meeting may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time. In addition (and without prejudice to the chair’s power to adjourn a meeting conferred by Article 52.6), the chair may adjourn the meeting without such consent, if it appears to him or her that it would facilitate the conduct of the business of the meeting to do so.

58.2 Any such adjournment may, subject to the provisions of the Statutes and Article 55.2, be for such time and with such means of attendance and participation (including at such place and/or by means of such electronic facility) as the chair may in his or her absolute discretion determine, notwithstanding that by reason of such adjournment some members may be unable to attend or participate in the adjourned meeting. Any such member may nevertheless appoint a proxy for the adjourned meeting either in accordance with Article 73.1 or by means of a document in hard copy form which, if delivered at the meeting which is adjourned to the chair or the Secretary or any Director, shall be valid even though it is given at less notice than would otherwise be required by Article 73.1(a).

58.3 No business shall be dealt with at an adjourned meeting except business which might lawfully have been dealt with at the meeting from which the adjournment took place. When a meeting is adjourned for thirty days or more or for an indefinite period, notice of the adjourned meeting shall be given at least seven clear days before the date of the adjourned meeting specifying the time of, and means, or all different means, of attendance and participation (including any place and/or electronic facility) for, the adjourned meeting and the general nature of the business to be transacted. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be dealt with at an adjourned meeting.

58.4 If an amendment is proposed to any resolution under consideration but is in good faith ruled out of order by the chair, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling. With the consent of the chair, an amendment may be withdrawn by its proposer before it is voted on. No amendment to a resolution duly proposed as a special resolution may be considered or voted on (other than a mere clerical amendment to correct a patent error). No amendment to a resolution duly proposed as an ordinary resolution may be considered or voted on (other than a mere clerical amendment to correct a patent error) unless either:

(a)

at least 48 hours before the time appointed for holding the meeting or adjourned meeting at which the ordinary resolution is to be considered (which, if the Board so specifies, shall be calculated taking no account of any part of a day that is not a Working Day), notice of the terms of the amendment and the intention to move it has been delivered in hard copy form to the office or to such other place as may be specified by or on behalf of the Company for that purpose, or received in electronic form at such address (if any) for the time being specified by or on behalf of the Company for that purpose; or

(b)	the chair decides that the amendment may be considered and voted on.

59. A resolution put to the vote at a general meeting held partly by means of electronic facility or facilities shall, unless the chair of the meeting determines that it shall (subject to the remainder of this Article) be decided on a show of hands, be decided on a poll. Subject thereto, at any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) duly demanded. Subject to the provisions of the Statutes, a poll may be demanded:

(a)	by the chair of the meeting; or

(b)	(except on the election of the chair of the meeting or on a question of adjournment) by at least three members present in person or by proxy and entitled to vote on the resolution; or

(c)

by any member or members present in person or by proxy and representing not less than 10% of the total voting rights of all the members having the right to vote on the resolution (excluding any voting rights attached to any shares held as treasury shares); or

(d)

by a member or members present in person or by proxy holding shares in the Company conferring a right to vote on the resolution being shares on which an aggregate sum has been paid up equal to not less than 10% of the total sum paid up on all the shares conferring that right (excluding any shares conferring a right to vote on the resolution which are held as treasury shares).

The appointment of a proxy to vote on a matter at a meeting authorises the proxy to demand, or join in demanding, a poll on that matter. In applying the provisions of this Article, a demand by a proxy counts (i) for the purposes of paragraph (b) of this Article, as a demand by the member, (ii) for the purposes of paragraph (c) of this Article, as a demand by a member representing the voting rights that the proxy is authorised to exercise, and (iii) for the purposes of paragraph (d) of this Article, as a demand by a member holding the shares to which those rights are attached.

60. Unless a poll is so demanded, a declaration by the chair of the meeting that a resolution has been carried, or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority, and an entry to that effect in the minute books, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of or against such resolution.

61. Subject to Article 62, if a poll is duly demanded, it shall be taken in such manner as the chair of the meeting may direct, and the result of a poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The chair of the meeting may appoint scrutineers (who need not be members) and fix a time and place for declaring the result of a poll.

62. A poll demanded on the election of the chair of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time and by such means of attendance and participation (including at such place and/or by means of such electronic facility) as the chair of the meeting directs, but in any case not more than twenty-eight days after the meeting at which the poll was demanded. No notice need be given of a poll not taken forthwith if the time at and means by which it is to be taken are announced at the meeting at which it is demanded. In any other case at least seven clear days’ notice shall be given specifying the time at and means by which the poll is to be taken.

63. The demand for a poll shall not prevent the continuance of a meeting for dealing with any business other than the question on which the poll has been demanded, and it may be withdrawn at any time before the conclusion of the meeting or the date fixed for the taking of the poll. If a demand is withdrawn before the conclusion of the meeting the chair of the meeting or other members entitled, may himself or herself or themselves demand a poll. A demand for a poll which is withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made.

VOTES OF MEMBERS

64.1 Subject to any terms upon which any shares may be issued or may from time to time be held, on a show of hands every member (whether an individual or a corporation) present in person shall have one vote, and every proxy present who has been duly appointed by one or more members entitled to vote on the resolution shall have one vote, and on a poll, every member (whether an individual or a corporation) present in person or by proxy shall have one vote for every 25 pence of nominal share capital of which he or she is the holder.

64.2 Subject to any terms upon which any shares may be issued or may from time to time be held, on a show of hands, a proxy has one vote for and one vote against the resolution if the proxy has been duly appointed by more than one member entitled to vote on the resolution, and the proxy has been instructed by one or more of those members to vote for the resolution and by one or more other of those members to vote against it.

65. In the case of joint holders of a share the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register.

66. Any corporation which is a member of the Company may, by resolution of its directors or other governing body, authorise such person or persons as it thinks fit to act as its representative or representatives at any general meeting, or at any separate meeting of the holders of any class of shares. Any person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he or she represents as the corporation could exercise if it were an individual member of the Company. Any person so authorised may be required at any general meeting, or at any separate meeting of the holders of any class of shares, which such person attends to produce evidence of such authority in a form reasonably satisfactory to the Board. Where a corporation authorises more than one person:

(a)	on a vote on a resolution on a show of hands at a meeting of the Company, each authorised person has the same voting rights as the corporation would be entitled to; and

(b)	where paragraph (a) does not apply and more than one authorised person purport to exercise a power in respect of the same shares:

(i)	if they purport to exercise the power in the same way as each other, the power is treated as exercised in that way; and

(ii)	if they do not purport to exercise the power in the same way as each other, the power is treated as not exercised.

67. A member in respect of whom an order has been made by any court or official having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder may vote, whether on a show of hands or on a poll, by his or her receiver, curator bonis or other person authorised in that behalf appointed by that court or official, and any such receiver, curator bonis or other person may, on a show of hands or on a poll, vote by proxy provided that such evidence as the Board may require of the authority of such person shall have been deposited at the Office, or at such other place as is specified in accordance with these

Articles for the deposit of proxies, not less than forty-eight hours before the time appointed for holding the meeting or adjourned meeting or for the taking of the poll at which the right to vote is to be exercised and in default the right to vote shall not be exercisable provided that the Company may specify, in any case, that in calculating the period of forty-eight hours, no account shall be taken of any part of a day that is not a Working Day.

68. No member shall be entitled to vote at any general meeting or at any separate meeting of the holders of any class of shares in the Company, either in person or by proxy, in respect of any share held by him or her unless all calls or other sums presently payable by him or her in respect of shares in the Company have been paid.

69. No objection shall be raised to the qualification of any vote except at the meeting or adjourned meeting or poll at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chair of the meeting, whose decision shall be final and conclusive.

70. On a poll, a person entitled to more than one vote need not use all his or her votes or cast all the votes he or she uses in the same way.

PROXIES

71.1 The appointment of a proxy shall be made in writing and shall be in any usual form or in any other form which the Board may approve. Subject thereto, the appointment of a proxy may be (a) in hard copy form, or (b) in electronic form, if the Company agrees (or is deemed by the Statutes to have agreed).

71.2 The appointment of a proxy, whether made in hard copy form or in electronic form, shall be executed in such manner as may be approved by or on behalf of the Company from time to time. Subject thereto, the appointment of a proxy shall be executed by the appointor or any person duly authorised by the appointor or, if the appointor is a corporation, executed by a duly authorised person or under its common seal or in any other manner authorised by its constitution.

72. The Board may, if it thinks fit, but subject to the provisions of the Statutes, at the Company’s expense send hard copy forms of proxy for use at a general meeting and issue invitations in electronic form to appoint a proxy in relation to the meeting in such form as may be approved by the Board. The appointment of a proxy shall not preclude a member from attending and voting in person at the meeting or poll concerned. A member may appoint more than one proxy to attend on the same occasion provided that each such proxy is appointed to exercise the rights attached to a different share or shares held by that member.

73.1 Without prejudice to Article 52.9(b) or to the second sentence of Article 58.2, the appointment of a proxy shall:

(a)	if in hard copy form, be delivered by hand or by post to the Office or such other place within the United Kingdom as may be specified by or on behalf of the Company for that purpose:

(i)	in the notice convening the meeting; or

(ii)	in any form of proxy sent by or on behalf of the Company in relation to the meeting,

not less than forty-eight hours before the time appointed for holding the meeting or adjourned meeting (or any postponed time for holding the meeting pursuant to Article 52.9) at which the person named in the appointment proposes to vote; or

(b)

if in electronic form, be received at any address to which the appointment of a proxy may be sent by electronic means pursuant to a provision of the Statutes or to any other address specified by or on behalf of the Company for the purpose of receiving the appointment of a proxy in electronic form in:

(i)	the notice convening the meeting; or

(ii)	any form of proxy sent by or on behalf of the Company in relation to the meeting; or

(iii)	any invitation to appoint a proxy issued by the Company in relation to the meeting; or

(iv)	on a website that is maintained by or on behalf of the Company and identifies the Company,

not less than forty-eight hours before the time appointed for holding the meeting or adjourned meeting (or any postponed time for holding the meeting pursuant to Article 52.9) at which the person named in the appointment proposes to vote; or

(c)

in either case, where a poll is taken more than forty-eight hours after it is demanded, be delivered or received as aforesaid after the poll has been demanded and not less than twenty-four hours before the time appointed for the taking of the poll; or

(d)

if in hard copy form, where a poll is not taken forthwith but is taken not more than forty-eight hours after it was demanded, be delivered at the meeting at which the poll was demanded to the chair of the meeting or to the Secretary or to any Director.

73.2 In calculating the periods mentioned in Article 73.1, the Board may specify, in any case, that no account shall be taken of any part of a day that is not a Working Day.

74.1 Subject to the provisions of the Statutes, where the appointment of a proxy is expressed to have been or purports to have been made, sent or supplied by a person on behalf of the holder of a share:

(a)	the Company may treat the appointment as sufficient evidence of the authority of that person to make, send or supply the appointment on behalf of that holder;

(b)

that holder shall, if requested by or on behalf of the Company at any time, send or procure the sending of any written authority under which the appointment has been made, sent or supplied, or a copy of such authority certified notarially or in some other way approved by the Board, to such address and by such time as may be specified in the request (or such address as the Company may be deemed by the Statutes to have agreed) and, if the request is not complied with in any respect, the appointment may be treated as invalid; and

(c)

whether or not a request under Article 74.1(b) has been made or complied with, the Company may determine that it has insufficient evidence of the authority of that person to make, send or supply the appointment on behalf of that holder and may treat the appointment as invalid.

74.2 A proxy appointment which is not delivered or received in accordance with Article 73 shall be invalid. When two or more valid proxy appointments are delivered or received in respect of the same share for use at the same meeting, the one which was last delivered or received shall be treated as replacing and revoking the others as regards that share, provided that, if the Company determines that it has insufficient evidence to decide whether or not a proxy appointment is in respect of the same share, it shall be entitled to determine which proxy appointment (if any) is to be treated as valid. Subject to the Statutes, the Company may determine at its discretion when a proxy appointment shall be treated as delivered or received for the purposes of these Articles.

74.3 A proxy appointment shall be deemed to entitle the proxy to exercise all or any of the appointing member’s rights to attend and to speak and vote at a meeting of the Company in respect of the shares to which the proxy appointment relates. The proxy appointment shall, unless it provides to the contrary, be valid for any adjournment of the meeting as well as for the meeting to which it relates.

74.4 The termination of the authority of a person to act as a proxy or duly authorised representative of a corporation does not affect:

(a)	whether he or she counts in deciding whether there is a quorum at a meeting;

(b)	the validity of anything he or she does as chair of a meeting;

(c)	the validity of a poll demanded by him or her at a meeting; or

(d)	the validity of a vote given by that person,

unless notice of the termination was either delivered or received as mentioned in the following sentence at least three hours before the start of the relevant meeting or adjourned meeting or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll. Such notice of termination shall be either by means of a document in hard copy form delivered to the office or to such other place within the United Kingdom as may be specified by or on behalf of the Company in accordance with Article 73.1(a) or in electronic form received at the address (if any) specified by or on behalf of the Company in accordance with Article 73.1(b) (or such address as the Company may be deemed by the Statutes to have agreed), regardless of whether any relevant proxy appointment was effected in hard copy form or in electronic form.

74.5 The Company shall not be required to check that a proxy or corporate representative votes in accordance with any instructions given by the member by whom he or she is appointed. Any failure to vote as instructed shall not invalidate the proceedings on the resolution.

DIRECTORS

NUMBER AND APPOINTMENT OF DIRECTORS

75. Unless and until otherwise from time to time determined by an ordinary resolution of the Company, the Directors (other than alternate Directors) shall be not less than two in number.

76. The Board shall have power at any time, and from time to time, to appoint any other person who is willing to act to be a Director, either to fill a casual vacancy or as an addition to the existing Board and in either case whether or not for a fixed term, but so that the total number of Directors shall not at any time exceed the maximum number (if any) fixed by or in accordance with these Articles. Any Director so appointed shall hold office only until the next following annual general meeting, notice of which is first sent after his or her appointment, and shall then be eligible for re-appointment.

77. The continuing Directors, or a sole continuing Director, may, unless Article 81 applies, act notwithstanding any vacancies in the Board, but, if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these Articles, the continuing Directors or Director may act for the purpose of filling up vacancies in the Board or of summoning general meetings of the Company, but not for any other purpose. If there be no Directors or Director able or willing to act, then any two members may summon a general meeting for the purpose of appointing Directors.

78. Except as otherwise authorised by the Statutes, a motion for the appointment of two or more persons as Directors by a single resolution shall not be made unless a resolution that it should be so made has first been agreed to by the meeting without any vote being given against it.

79. No person other than a Director retiring at the meeting shall, unless recommended by the Board for appointment, be eligible for the office of a Director at any general meeting, unless not less than seven and not more than forty-two days before the day appointed for the meeting there shall have been given to the Secretary notice by a member duly qualified to be present and vote at the meeting (not being the person to be proposed) for which such notice is given of his or her intention to propose such person for appointment, and also notice by the person to be proposed of his or her willingness to be appointed.

80. Subject as aforesaid, the Company may by ordinary resolution appoint a person who is willing to act to be a Director either to fill a vacancy or as an additional Director. The appointment of a person to fill a vacancy or as an additional Director shall take effect from the end of the meeting.

81. If:

(a)	any resolution or resolutions for the appointment or re-appointment of the persons eligible for appointment or re-appointment as Directors are put to the annual general meeting and lost, and

(b)	at the end of that meeting the number of Directors is fewer than any minimum number of Directors required under Article 75,

all retiring Directors who stood for re-appointment at that meeting (the “Retiring Directors”) shall be deemed to have been re-appointed as Directors and shall remain in office, but the Retiring Directors may only:

(c)	act for the purpose of filling vacancies and convening general meetings of the Company; and

(d)	perform such duties as are appropriate to maintain the Company as a going concern and to comply with the Company’s legal and regulatory obligations,

but not for any other purpose.

82. The Retiring Directors shall convene a general meeting as soon as reasonably practicable following the annual general meeting referred to in Article 81, and they shall retire from office at that meeting. If at the end of any meeting convened under this Article the number of Directors is fewer than any minimum number of Directors required under Article 75, the provisions of Article 81 and this Article shall also apply to that meeting.

QUALIFICATION OF DIRECTORS

83. Unless and until otherwise determined by the Company in a general meeting, the Directors shall not be required to hold any share qualification.

POWERS OF DIRECTORS

84. The business of the Company shall be managed by the Board, and the Board may exercise all such powers of the Company as are not by the Statutes or by these Articles or by any directions given by the Company from time to time by special resolution required to be exercised by the Company in a general meeting. No alteration of the Articles and no such direction shall invalidate any prior act of the Board which would have been valid if that alteration had not been made or that direction had not been given. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Board by any other Article.

85. The Board may establish any local or special boards or agencies for managing any of the affairs of the Company either in the United Kingdom or elsewhere, and may appoint any persons to be members of such local or special boards or to be managers or agents, and may fix their remuneration, and may delegate to any local or special board, manager or agent any of the powers, authorities and discretions vested in the Board (other than the powers to borrow and make calls) with power to sub-delegate, and may authorise the members of any local or special board, or any of them, to fill any vacancies therein, and to act notwithstanding vacancies, and any such appointment or delegation may be made upon such terms and subject to such conditions as the Board may think fit, and the Board may remove any person so appointed, and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

86.1 The Board may establish and maintain or procure the establishment and maintenance of any non-contributory or contributory pension, provident or superannuation funds for the benefit of and give or procure the giving of pensions, allowances, gratuities or bonuses to any persons who are or were at any time in the employment, or service of the Company, or of any body corporate which is a subsidiary of the Company or is allied to or associated in business with the Company or with any such body corporate, or of any business acquired by the Company or who are or were at any time Directors or officers of the Company or of any such other body corporate as aforesaid, and the spouses, civil partners, former spouses or former civil partners, families and dependants of any such persons. Any Director shall be entitled to participate in and retain for his or her own benefit any such pension, allowance, gratuity or bonus and may vote in favour of the exercise of any of the powers aforesaid notwithstanding that he or she is or may become interested therein.

86.2 Pursuant to section 247 of the Companies Act 2006, the Board is hereby authorised to make such provision as may seem appropriate for the benefit of persons employed or formerly employed by the Company or any of its subsidiaries in connection with the cessation or transfer of the whole or part of the undertaking of the Company or any subsidiary. Any such provision shall be made by a resolution of the Board in all respects in accordance with the said section.

87. The Board may from time to time by power of attorney under the Seal appoint any company, firm or person, or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Articles) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection or convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him or her. The Board may, by power of attorney or otherwise, appoint any person to be the agent of the Company for such purposes and on such conditions as it determines, including authority for the agent to delegate all or any of his or her powers.

88. The Board may from time to time make and vary such regulations as it thinks fit respecting the keeping of dominion registers of members pursuant to the Statutes.

89. All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments, and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine.

90. The Company’s name may be changed by resolution of the Board.

BORROWING

91.1 Subject as hereinafter provided, the Board may exercise all the powers of the Company to borrow money, to guarantee, to indemnify, and to mortgage or charge its undertaking, property and uncalled capital, and to issue debentures and other securities, whether outright or as collateral security, for any debt, liability or obligation of the Company or of any third party.

91.2 The Board shall restrict the borrowings of the Company and exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiaries so as to secure (as regards subsidiaries so far as by such exercise they can secure) that the aggregate amount for the time being remaining undischarged of all monies borrowed by the Company and/or any of its relevant subsidiaries (exclusive of monies borrowed by the Company from and for the time being owing to any such relevant subsidiary, or by any such relevant subsidiary from and for the time being owing to the Company or another such relevant subsidiary) shall not at any time without the previous sanction of an ordinary resolution of the Company exceed a sum equal to twice the aggregate of the adjusted capital and reserves.

91.3 For the purposes of this Article the expression “the adjusted capital and reserves” means at any relevant time the amount of the issued and paid up share capital of the Company (and so that capital allotted and capital the issue of which has been underwritten shall be treated as issued and any capital already called up or payable at any fixed future date within six months shall be treated as already paid up) plus or minus the aggregate amount standing to the credit or debit of the consolidated reserves (including for the purposes of this definition profit and loss account and any share premium account), plus the amount of minority interests in any subsidiaries, all as included in the latest published audited consolidated balance sheet of the Company plus an amount equal to the goodwill (including intangible assets) which has arisen on acquisitions of interests in companies and businesses made since 1 January 1981 in which the Company or any of its relevant subsidiaries continues to have an interest as at the relevant date of calculation and which has, as at such date, been written off against the consolidated reserves referred to above in accordance with United Kingdom accounting practices, less an amount equal to the amortisation of such goodwill up to the relevant date of calculation, over twenty years on a straight line basis but:

(a)	adjusted so as to exclude an amount equal to the net tangible assets of any subsidiary which is not a relevant subsidiary as included in the consolidated balance sheet of the Company;

(b)	adjusted as may be appropriate to take account of:

(i)

any increase in or reduction of the issued and paid up share capital or share premium account of the Company since the date to which the consolidated balance sheet incorporated in such accounts shall have been made up;

(ii)	any distributions in cash or specie made (otherwise than to the Company or to a relevant subsidiary) from such reserves since such date and not provided for therein; and

(iii)

any relevant subsidiary not consolidated in such accounts, any companies which since the date of such accounts have ceased to be or have become relevant subsidiaries, and any companies which will become or will cease to be relevant subsidiaries as a result of the transaction in relation to which the calculation falls to be made;

(c)	after excluding any sums provided for taxation (including deferred tax);

(d)	after deducting therefrom (insofar as not otherwise deducted) a sum equivalent to the book value of any goodwill and any other intangible assets in the said consolidated balance sheet; and

(e)	after making such other adjustments (if any) as the Auditors may consider appropriate.

91.4 For the purpose of this Article “borrowings” shall include the following:

(a)

the principal amount for the time being outstanding of any debentures within the meaning of section 738 of the Companies Act 2006, issued (whether for cash or otherwise) by the Company or any relevant subsidiary;

(b)

the principal amount for the time being outstanding in respect of acceptances raised by the Company or any relevant subsidiary under any acceptance credit opened on its behalf (not being acceptances in relation to the purchase of goods in the normal course of trading which have been outstanding for one hundred and eighty days or less);

(c)

the nominal amount of any issued share capital and the principal amount of any borrowings the repayment whereof is guaranteed by or is the subject of an indemnity from the Company or any relevant subsidiary; and

(d)	the nominal amount of any issued share capital (not being equity share capital) of a relevant subsidiary, which is not beneficially owned by the Company or by another relevant subsidiary,

together with (in any case) any fixed or minimum premium payable on final redemption or final repayment, but shall not include:

(i)

amounts borrowed and otherwise falling to be taken into account pursuant to this Article and intended to be applied within six months of being so borrowed in the repayment of borrowings then outstanding which fall to be taken into account pursuant to this Article pending their application for such purpose or the expiration of such period whichever shall be the earlier;

(ii)

borrowings from bankers or others for the purpose of financing any contract in respect of which any part of the price receivable is guaranteed or insured by the Export Credits Guarantee Department of the Department of Trade, to an amount not exceeding that part of the price receivable thereunder which is so guaranteed or insured;

(iii)

unsecured borrowings from bankers to the extent that there are amounts standing to the credit of the account(s) of the relevant subsidiary making the borrowing and/or any other relevant subsidiary which, in accordance with the arrangements made between the bankers and the relevant subsidiary making the borrowing or any other relevant subsidiary, are available for set-off by the bankers against the amount of such borrowings; and

(iv)

borrowings by a company, which on becoming a subsidiary after 27 May 1983 is also a relevant subsidiary, which are outstanding at the date when it becomes a subsidiary for a period of twelve months from the date of such event to the extent that a sum equal to the amount of such borrowings exceeds any increase in the relevant limit arising out of the adjustments to be made to the adjusted capital and reserves on account of the transaction whereby such company becomes a relevant subsidiary, and shall be reduced by the amounts owed, as at the relevant date of calculation, to the Company or any of its relevant subsidiaries provided that the basis of calculation of such amounts owed shall be the same basis as that used for the calculation of the amounts of cash and liquid funds of the Company and its relevant subsidiaries for the purposes of the most recent published audited consolidated accounts of the Company.

91.5 For the purpose of determining whether the limit imposed by this Article has been exceeded, the principal amount of any borrowings expressed in a currency other than sterling shall be translated into sterling on the basis adopted for the translation of borrowings in the latest published audited consolidated accounts of the Company and no account shall be taken of subsequent fluctuations in the rates between sterling and the currency or currencies of the borrowing.

91.6 Notwithstanding any provision contained in this Article no account shall be taken of any amount more than once in the determination of the amount of borrowings in relation to the limits set out in this Article. If, in the determination of any such amount, the provisions of this Article may be applied to produce more than one amount, that provision which produces the higher amount shall apply to the exclusion of the other or others.

91.7 For the purpose of this Article the expression “relevant subsidiary” means any subsidiary of the Company for the time being.

91.8 No person dealing with the Company or any of its subsidiaries shall by reason of the foregoing provisions of this Article be concerned to see or inquire whether this limit is observed, and no debt incurred or security given in excess of such limit shall be invalid or ineffectual unless the lender or the recipient of the security had at the time when the debt was incurred or security given express notice that the limit hereby imposed had been or would thereby be exceeded.

PROCEEDINGS OF THE BOARD

92.1 The Board may meet together for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. Questions arising at any meeting of the Board shall be determined by a majority of votes. In case of an equality of votes the Chair shall not have a second or casting vote.

92.2 A Director may, and the Secretary on the requisition of a Director shall, at any time call a meeting of the Board by giving notice of the meeting to each Director. Any Director may waive notice of a meeting and any such waiver may be retrospective.

92.3 Notice of the date, time and place of each meeting of the Board shall, so far as practicable, be given to each Director at least twenty-four hours prior to such meeting and may be given in hard copy form or in electronic form to such address (if any) for the time being notified by the Director or on his or her behalf to the Company for that purpose. The accidental omission to give notice of any meeting of the Board to any Director entitled to receive the same, or the non-receipt of a notice of any such meeting by such a Director, shall not invalidate the proceedings at the meeting.

93. The quorum necessary for dealing with the business of the Board shall be fixed by the Board, and unless so fixed at any other number, shall be two. For the purpose of determining whether the quorum for dealing with the business of the Board exists:

(a)	in the case of a resolution agreed by Directors in telephonic communications, all such Directors shall be counted in the quorum;

(b)	in the case of a meeting of Directors, in addition to the Directors present at the meeting, any Director in telephonic communication with such meeting shall be counted in the quorum.

94. A person who holds office only as an alternate Director may, if his or her appointor is not present, be counted in the quorum. Any Director who ceases to be a Director at a meeting of the Board may continue to be present and to act as a Director and be counted in the quorum until the termination of the meeting of the Board if no Director objects.

95. The Board may elect a Chair and, if it thinks fit, a Deputy Chair of its meetings, determine the period for which they respectively are to hold office and may at any time remove the Chair and/or the Deputy Chair from their respective office. If no such Chair or Deputy Chair is elected, or if at any meeting of the Board neither is present within five minutes after the time appointed for holding the same, or if the Chair or Deputy Chair is unwilling to act, the Directors present may choose one of their number to be chair of the meeting.

96. A resolution in writing, agreed to by all the Directors entitled to receive notice of and vote at a meeting of the Board or of a committee of the Board shall, provided they constitute a quorum, be as effective as a resolution passed at a meeting of the Board or (as the case may be) a committee of the Board duly convened and held. For the purpose of this Article:

(a)

a Director signifies his or her agreement to a proposed written resolution when the Company receives from him or her a document indicating his or her agreement to the resolution authenticated in the manner permitted by the Companies Act 2006 for a document in the relevant form;

(b)

the Director may send the document in hard copy form or in electronic form to such address (if any) for the time being specified by the Company for that purpose, and in default of such specification to the Office;

(c)	if any alternate Director signifies his or her agreement to the proposed written resolution, his or her appointor need not also signify his or her agreement; and

(d)	if a Director signifies his or her agreement to the proposed written resolution an alternate Director appointed by him or her need not also signify his or her agreement.

97. A meeting of the Board at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the Board or by the Directors generally.

98. The Board may delegate any of its powers (other than the powers to make calls) to committees consisting of such member or members of its body as it thinks fit. Any committee so formed shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed on it by the Board.

99. The meetings and proceedings of any such committee consisting of two or more members shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Board, so far as the same are applicable and are not superseded by any regulations made by the Board under the last preceding Article.

100. All acts done by any meeting of the Board, or of a committee of the Board, or by any person acting as a Director or by an alternate Director, shall, notwithstanding it be afterwards discovered that there was some defect in the appointment or continuance in office of any such Director, alternate Director or person acting as aforesaid, or that they or any of them were disqualified, or had vacated office or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director or, as the case may be, an alternate Director and had been entitled to vote.

100.A Without prejudice to the first sentence of Article 92.1, a person entitled to be present at a meeting of the Board or of a committee of the Board shall be deemed to be present for all purposes if he or she is able (directly or by electronic communication) to speak to and be heard by all those present or deemed to be present simultaneously. A Director so deemed to be present shall be entitled to vote and be counted in a quorum accordingly. Such a meeting shall be deemed to take place where it is convened to be held or (if no Director is present in that place) where the largest group of those participating is assembled, or, if there is no such group, where the chair of the meeting is. The word meeting in these Articles shall be construed accordingly.

MINUTES

101. The Board shall cause minutes to be recorded for the purpose:

(a)	of all appointments of officers made by the Board;

(b)	of the names of the Directors present at each meeting of the Board and of any committee of the Board; and

(c)	of all resolutions and proceedings at all meetings of the Company and of the holders of any class of shares in the Company and of the Board and of committees of the Board.

Any such minutes, if purporting to be authenticated by the chair of the meeting to which they relate or of next meeting, shall be received as prima facie evidence of the facts therein stated.

DISQUALIFICATION OF DIRECTORS

102. A person ceases to be a Director as soon as:

(a)	that person ceases to be a Director by virtue of any provision of the Statutes or is prohibited from being a Director by law;

(b)	a bankruptcy order is made against that person;

(c)	a composition is made with that person’s creditors generally in satisfaction of that person’s debts;

(d)

a registered medical practitioner who is treating that person gives a written opinion to the Company stating that that person has become physically or mentally incapable of acting as a Director and may remain so for more than three months;

(e)	notification is received by the Company from the Director that the Director is resigning or retiring from office, and such resignation or retirement has taken effect in accordance with its terms; or

(f)

that person receives notice executed by not less than three quarters of the other Directors stating that that person should cease to be a Director. In calculating the number of Directors who are required to give such notice to the Director, (i) an alternate Director appointed by him or her acting in his or her capacity as such shall be excluded; and (ii) a Director and any alternate Director appointed by him or her and acting in his or her capacity as such shall constitute a single Director for this purpose, so that notice by either shall be sufficient.

103.1 No Director shall be disqualified by his or her office from contracting with the Company either as vendor, purchaser or otherwise, or from being interested whether directly or indirectly in any contract or arrangement entered into by or on behalf of the Company. No such contract or arrangement in which any Director shall be so interested shall be avoided, nor shall any Director so contracting, or being so interested, be liable to account to the Company for any profit realised by him or her from such contract or arrangement by reason of such Director holding that office or the fiduciary relationship thereby established. A Director so interested in any contract or arrangement shall declare the nature of his or her interest in accordance with the provisions of the Statutes. For the purpose of this Article 103.1 an interest of which a Director has no knowledge and of which it is unreasonable to expect him or her to have knowledge shall not be treated as an interest of his or her.

103.2 Save as herein provided, a Director shall not vote in respect of any contract or arrangement or any other proposal whatsoever in which he or she has an interest which is, to his or her knowledge, a material interest, otherwise than by virtue of his or her interests in shares or debentures or other securities of or otherwise in or through the Company. A Director shall not be counted in the quorum at a meeting of the Board in relation to any resolution on which he or she is debarred from voting.

103.3 A Director shall (in the absence of some other material interest than is indicated below) be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters, namely:

(a)

the giving of any guarantee, security or indemnity in respect of money lent or obligations incurred by him or her or by any other person at the request of or for the benefit of the Company or any of its subsidiaries;

(b)

the giving of any guarantee, security or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiaries for which he or she himself or herself has assumed responsibility in whole or in part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security;

(c)

any proposal relating to the Company or any of its subsidiary undertakings where it is offering securities in which offer a Director is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which a Director is to participate;

(d)

any proposal relating to another body corporate in which he or she and any persons connected with him or her do not to his or her knowledge hold an interest in shares (as that term is used in sections 820 to 825 of the Companies Act 2006) representing one per cent. or more of either any class of the equity share capital (excluding any shares of that class held as treasury shares), or the voting rights, in such body corporate;

(e)

any proposal relating to an arrangement for the benefit of the employees of the Company or any of its subsidiary undertakings which does not award him or her any privilege or benefit not generally awarded to the employees to whom such arrangement relates; or

(f)	any proposal concerning insurance which the Company proposes to maintain or purchase for the benefit of Directors or for the benefit of persons including Directors.

For the purposes of this Article, in relation to an alternate Director, an interest of his or her appointor shall be treated as an interest of the alternate Director without prejudice to any interest which the alternate Director has otherwise.

103.4 Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any body corporate in which the Company is interested, such proposals may be divided and considered in relation to each Director separately and in such cases each of the Directors concerned (if not debarred from voting under Article 103.2 above) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his or her own appointment.

103.5 If any question shall arise at any meeting of the Board or of a committee of the Board as to the materiality of a Director’s interest or as to the entitlement of any Director to vote and such question is not resolved by his or her voluntarily agreeing to abstain from voting, such question shall be referred to the Chair or, if the Chair is also interested in the contract or arrangement in question, to a person appointed by the other Directors present at that meeting for such purpose who is not so interested, and the ruling of the Chair or, if appropriate, such other person in relation to any other Director shall be final and conclusive except in a case where the nature or extent of the interests of the Director concerned have not been fairly disclosed.

104.1 The Board may exercise the voting power conferred by the shares in any body corporate held or owned by the Company in such manner in all respects as it thinks fit (including the exercise thereof in favour of any resolution appointing its members or any of them directors of such body corporate, or voting or providing for the payment of remuneration to the directors of such body corporate).

RETIREMENT AND REMOVAL OF DIRECTORS

105. At every annual general meeting all the Directors at the date of the notice convening the annual general meeting shall retire from office.

106. A retiring Director shall, if willing to act, be eligible for re-appointment. If he or she is not re-appointed, he or she shall, unless Article 81 applies, retain office until the meeting appoints someone in his or her place, or if it does not do so, until the end of the meeting or, if the meeting is adjourned, the end of the adjourned meeting.

107. The Company at a general meeting at which a Director retires in manner aforesaid may (subject to Article 79) fill the vacated office by appointing a person thereto, and in default, the retiring Director shall be deemed to have been re-appointed, unless at or prior to such meeting he or she intimates that he or she does not wish to be re-appointed or it is expressly resolved not to fill such vacated office or a resolution for the re-appointment of such Director shall have been put to the meeting and lost. In the event of the vacancy not being filled at such meeting it may be filled by the Board as a casual vacancy.

108. Without prejudice to the provisions of Article 115.1, the Company may, pursuant and subject to the provisions of section 168 of the Companies Act 2006, by ordinary resolution remove any Director before the expiration of his or her period of office and may by an ordinary resolution appoint another person in his or her stead. In default of such appointment the vacancy arising on the removal of a Director from office may be filled as a casual vacancy.

MANAGING DIRECTOR AND EXECUTIVE DIRECTORS

109. The Board may from time to time appoint one or more of its body to the office of Managing Director, or to any other office (except that of Auditor) or employment under the Company, for such period and on such terms as it thinks fit and may revoke such appointment (but so that such revocation shall be without prejudice to any rights or claims which the person whose appointment is revoked may have against the Company by reason of such revocation) and may also authorise the continuation by any person appointed to be a Director in any other office or employment held by him or her before he or she was so appointed. A Director (other than a Managing Director) holding any such other office or employment is herein referred to as “an Executive Director”.

110. A Director appointed to the office of Managing Director shall, while holding that office, (subject to the provisions of any contract between himself or herself and the Company) be subject to the same provisions as to resignation and removal as the other Directors of the Company, and if he or she ceases from any cause to be a Director he or she shall ipso facto cease to be a Managing Director (but without prejudice to any rights or claims which he or she may have against the Company by reason of such cesser).

111. An Executive Director shall, while holding any office or employment under the Company, (subject to the provisions of any contract between him or her and the Company) be subject to the same provisions as to resignation and removal as the other Directors of the Company, and if he or she ceases from any cause to be a Director he or she shall ipso facto cease to be an Executive Director (but without prejudice to any rights or claims which he or she may have against the Company by reason of such cesser).

112. The emoluments of any Managing Director or Executive Director for his or her services as such shall be determined by the Board, and may be of any description.

113. The Board may entrust to and confer upon a Managing Director or Executive Director any of the powers exercisable by it upon such terms and conditions and with such restrictions as it thinks fit, and either collaterally with or to the exclusion of its own powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers.

PRESIDENT

114.1 The Board may from time to time appoint any person to be President of the Company and may also from time to time remove him or her from office and may appoint another person in his or her place. The appointment to the office of President shall be honorary. The President of the Company shall not be a Director and shall not by reason of his or her holding the office of President be deemed to be a Director.

114.2 The President shall be entitled to be repaid all such reasonable travelling (including hotel and incidental) expenses as he or she may incur in or about the business of the Company.

NON-EXECUTIVE DIRECTORS

115.1 Subject to the provisions of the Statutes, the Board may enter into, vary and terminate an agreement or arrangement with any Director who is not an Executive Director for the provision of his or her services to the Company. Subject to Article 115.2 and 115.3, any such agreement or arrangement may be made on such terms as the Board determines.

115.2 The ordinary remuneration of the Directors who are not Executive Directors or Managing Directors for their services (excluding amounts payable under any other provision of these Articles) shall not, subject to Article 115.3, exceed in aggregate £1,000,000 per annum or such higher amount as the Company may from time to time by ordinary resolution determine. Subject thereto, each such Director shall be paid a fee for his or her services (which shall be deemed to accrue from day to day) at such rate as may from time to time be determined by the Board.

115.3 Any Director who is not an Executive Director or a Managing Director and who performs special services which in the opinion of the Board are outside the scope of the ordinary duties of a Director, may be paid such extra remuneration by way of additional fee, salary, commission or otherwise as the Board may determine.

DIRECTORS’ EXPENSES

115.4 The Directors may be paid all travelling, hotel, and other expenses properly incurred by them in connection with their attendance at meetings of the Board or committees of the Board, general meetings or separate meetings of the holders of any class of shares or of debentures of the Company or otherwise in connection with the discharge of their duties.

ALTERNATE DIRECTORS

116. Any Director (other than an alternate Director) may without the consent of the Board appoint any other Director and may at any time appoint any person approved by the Board (such approval not to be unreasonably withheld) to be an alternate Director of the Company, and may at any time remove any alternate Director so appointed by him or her from office. An alternate Director so appointed shall not be entitled to receive any remuneration from the Company in respect of services as an alternate Director (except such part (if any) of the remuneration otherwise payable to his or her appointor as such appointor may by notice to the Company from time to time direct), nor be required to hold any share qualification. An alternate Director may be repaid by the Company such expenses as might properly have been repaid to him or her if he or she had been a Director, and he or she shall be entitled to be indemnified by the Company to the same extent as if he or she were a Director. Every person acting as an alternate Director shall be an officer of the Company and shall alone be responsible for his or her own acts and defaults and shall not be deemed to be the agent of the Director whom he or she represents. Accordingly, except where the context otherwise requires, a reference to a Director shall be deemed to include a reference to an alternate Director.

117. An alternate Director shall (subject to his or her giving to the Company an address within the United Kingdom at which notices may be served upon him or her) be entitled to receive notices of all meetings of the Board and of any committee of the Board of which the Director appointing him or her is a member, and to attend and vote and be counted for the purposes of a quorum as a Director at any such meeting at which the Director appointing him or her is not personally present, and generally perform all the functions of his or her appointor (except as regards power to appoint an alternate) as a Director in his or her absence.

118. An alternate Director shall ipso facto cease to be an alternate Director if his or her appointor ceases for any reason to be a Director otherwise than by retiring and being re-appointed at the same meeting or on the happening of any event which, if he or she were a Director, would cause him or her to vacate the office of Director.

119.	An alternate Director may by notice to the Company resign such appointment.

120. All appointments and removals of alternate Directors shall be effected by notice to the Company by the Director making or revoking such appointment and shall take effect in accordance with the terms of the notice (subject to any approval required by Article 116) on receipt of such notice by the Company which shall, be in hard copy form or in electronic form sent to such address (if any) for the time being specified by or on behalf of the Company for that purpose, or in default of such specification, to the Office.

121. A Director or any other person may act as alternate Director to represent more than one Director, and an alternate Director shall be entitled at meetings of the Board and at any meeting of a committee of the Board to one vote for every Director whom he or she represents (and who is not present) in addition to his or her own vote (if any) as Director.

DIRECTORS’ INTERESTS

121.A For the purposes of section 175 of the Companies Act 2006, the Board may authorise any matter proposed to it in accordance with these Articles which would, if not so authorised, involve a breach of duty by a Director under that section, including, without limitation, any matter which relates to a situation in which a Director has, or can have, an interest which conflicts, or possibly may conflict, with the interests of the Company. Any such authorisation will be effective only if:

(a)	any requirement as to quorum at the meeting at which the matter is considered is met without counting the Director in question or any other interested Director; and

(b)	the matter was agreed to without their voting or would have been agreed to if their votes had not been counted.

The Board may (whether at the time of the giving of the authorisation or subsequently) make any such authorisation subject to any limits or conditions it expressly imposes but such authorisation is otherwise given to the fullest extent permitted. The Board may vary or terminate any such authorisation at any time.

For the purposes of Articles 121.A to 121.G, a conflict of interest includes a conflict of interest and duty and a conflict of duties, and interest includes both direct and indirect interests.

121.B Subject to section 177(5) and section 177(6) of the Companies Act 2006, provided that he or she has disclosed to the Board the nature and extent of his or her interest, a Director notwithstanding his or her office:

(a)	may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise (directly or indirectly) interested;

(b)

may act by himself or herself or his or her firm in a professional capacity for the Company (otherwise than as auditor) and he or she or his or her firm shall be entitled to remuneration for professional services as if he or she were not a Director;

(c)

may be a director or other officer of, or employed by, or a party to a transaction or arrangement with, or otherwise interested in, any body corporate: (i) in which the Company is otherwise (directly or indirectly) interested; or (ii) with which he or she has such a relationship at the request or direction of the Company.

121.C A Director shall not, by reason of his or her office, be accountable to the Company for any remuneration or other benefit which he or she derives from any office or employment or from any transaction or arrangement or from any interest in any body corporate:

(a)

the acceptance, entry into or existence of which has been approved by the Board pursuant to Article 121.A (subject, in any such case, to any limits or conditions to which such approval was subject); or

(b)	which he or she is permitted to hold or enter into by virtue of paragraph (a), (b) or (c) of Article 121.B;

nor shall the receipt of any such remuneration or other benefit constitute a breach of his or her duty under section 176 of the Companies Act 2006.

121.D Any disclosure required by Article 121.B may be made at a meeting of the Board, by notice in writing or by general notice or otherwise in accordance with section 177 of the Companies Act 2006.

121.E A Director shall be under no duty to the Company with respect to any information which he or she obtains or has obtained otherwise than as a Director of the Company and in respect of which he or she owes a duty of confidentiality to another person. However, to the extent that his or her relationship with that other person gives rise to a conflict of interest or possible conflict of interest, this Article applies only if the existence of that relationship has been approved by the Board pursuant to Article 121.A. In particular, the Director shall not be in breach of the general duties he or she owes to the Company by virtue of sections 171 to 177 of the Companies Act 2006 because he or she fails:

(a)	to disclose any such information to the Board or to any Director or other officer or employee of the Company; and/or

(b)	to use or apply any such information in performing his or her duties as a Director of the Company.

121.F Where the existence of a Director’s relationship with another person has been approved by the Board pursuant to Article 121.A and his or her relationship with that person gives rise to a conflict of interest or possible conflict of interest, the Director shall not be in breach of the general duties he or she owes to the Company by virtue of sections 171 to 177 of the Companies Act 2006 because he or she:

(a)

absents himself or herself from meetings of the Board at which any matter relating to the conflict of interest or possible conflict of interest will or may be discussed or from the discussion of any such matter at a meeting or otherwise; and/or

(b)

makes arrangements not to receive documents and information relating to any matter which gives rise to the conflict of interest or possible conflict of interest sent or supplied by the Company and/or for such documents and information to be received and read by a professional adviser, for so long as he or she reasonably believes such conflict of interest or possible conflict of interest subsists.

121.G The provisions of Articles 121.E and 121.F are without prejudice to any equitable principle or rule of law which may excuse the Director from:

(a)	disclosing information, in circumstances where disclosure would otherwise be required under these Articles; or

(b)

attending meetings or discussions or receiving documents and information as referred to in Article 121.F, in circumstances where such attendance or receiving such documents and information would otherwise be required under these Articles.

SECRETARY

122. The Secretary shall be appointed by the Board for such term, at such remuneration and upon such conditions as it may think fit; and any Secretary so appointed may be removed by the Board.

123. The Board may also appoint one or more persons as deputy secretary (“Deputy Secretary”) for such term, at such remuneration and upon such conditions as it may think fit; and any Deputy Secretary so appointed may be removed by the Board. Any Deputy Secretary may, in the absence of the Secretary, do anything which may be required or authorised to be done by or to the Secretary.

124. A provision of the Statutes or these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in place of, the Secretary or Deputy Secretary.

THE SEAL

125.1 The Board shall provide for the safe custody of the Seal, which shall only be used by the authority of the Board or of a committee of the Board authorised by the Board in that behalf and, subject to the provisions of this Article, every document to which the Seal shall be affixed shall be attested by a Director and by the Secretary or by a second Director or by some other person appointed by the Board for the purpose. A document executed, with the authority of a resolution of the Board, in any manner permitted by section 44(2) of the Companies Act 2006 and expressed (in whatever form of words) to be executed by the Company has the same effect as if executed under the Seal.

125.2 All forms of certificates for shares, stock or debentures or representing any other form of security (other than letters of allotment or scrip certificates or other like documents) shall be issued under the Seal in manner above provided or under the official seal kept by the Company by virtue of the Statutes; but the Board may by resolution determine either generally or in any particular case that any attestation may be affixed to such certificates by some mechanical means, electronic means, or printed on it or that such certificates need not be signed by any person.

REGISTERS

126.1 Subject to the provisions of the Statutes and the Regulations, the Company may keep an overseas or local or other register in any place, and the Board may make, amend and revoke any regulations it thinks fit about the keeping of that register.

126.2 Any Director or the Secretary or any other person appointed by the Board for the purpose shall have power to authenticate and certify as true copies of and extracts from:

(a)	any document comprising or affecting the constitution of the Company, whether in hard copy form or electronic form;

(b)	any resolution passed by the Company, the holders of any class of shares in the capital of the Company, the Board or any committee of the Board, whether in hard copy form or electronic form; and

(c)	any book, record and document relating to the business of the Company, whether in hard copy form or electronic form (including without limitation the accounts).

If certified in this way, a document purporting to be a copy of a resolution, or the minutes or an extract from the minutes of a meeting of the Company, the holders of any class of shares in the capital of the Company, the Board or a committee of the Board, whether in hard copy form or electronic form, shall be conclusive evidence in favour of all persons dealing with the Company in reliance on it or them that the resolution was duly passed or that the minutes are, or the extract from the minutes is, a true and accurate record of proceedings at a duly constituted meeting.

RECORD DATES

127. Notwithstanding any other provision of these Articles, the Company or the Board may:

(a)

for the purpose of determining which persons are entitled to attend and vote at a general meeting of the Company, or a separate general meeting of the holders of any class of shares, and how many votes such persons may cast, specify in the notice of meeting a time, not more than 48 hours before the time fixed for the meeting (which shall, if the Board so specifies, be calculated taking no account of any part of a day that is not a Working Day), by which a person must be entered on the register in order to have the right to attend or vote at the meeting; changes to the register after the time specified by virtue of this Article shall be disregarded in determining the rights of any person to attend or vote at the meeting; and

(b)

for the purpose of sending notices of general meetings of the Company, or separate general meetings of the holders of any class of shares, under these Articles, determine that persons entitled to receive such notices are those persons entered on the register at the close of business on a day determined by the Company or the Board, which day may not be more than 21 days before the day that notices of the meeting are sent.

ACCOUNTS AND DIVIDENDS

128. The Board shall cause accounting records to be kept and such other books and registers as are necessary to comply with the provisions of the Statutes.

129. The accounting records shall be kept at the Office or (subject to the provisions of the Statutes) at such other place as the Board thinks fit, and shall at all times be open to inspection by the Directors. No member (other than a Director) shall have any right of inspecting any account or book or document of the Company, except as conferred by the Statutes or authorised by the Board or by the Company in general meeting or order of a court of competent jurisdiction.

130. The Board shall from time to time in accordance with the Statutes cause to be prepared and to be laid before the Company in general meeting such profit and loss accounts, balance sheets, group accounts (if any) and reports as are required by the Statutes.

131. Subject to the Statutes, a copy of the Company’s annual accounts and reports for that financial year shall, at least twenty-one days before the meeting at which copies of those documents are to be laid in accordance with the provisions of the Statutes, be delivered or sent to every member and debenture holder of the Company of whose address the Company is aware, or, in the case of joint holders of any share or debenture, to one of the joint holders provided that the requirements of this Article 131 shall be deemed satisfied in relation to any person by sending to each such person, where permitted by the Statutes and instead of the said copies, a strategic report with supplementary material, which shall be in the form and containing the information prescribed by the Statutes and any regulations made under the Statutes.

AUDIT

132. Auditors of the Company shall be appointed and their duties regulated in accordance with the Statutes.

133. The Auditors’ report to the members made pursuant to the statutory provisions as to audit shall be laid before the Company in general meeting and shall be open to inspection by any member who shall be entitled to be furnished with a copy of the balance sheet (including every document required by law to be annexed thereto) and Auditors’ report in accordance with the Statutes.

DIVIDENDS AND RESERVES

134. The profits of the Company available for dividend and resolved to be distributed shall be applied in the payment of dividends to the members in accordance with their respective rights and priorities. Subject to the next following Article, the Company in general meeting may declare dividends but not in excess of the amount recommended by the Board.

135. No dividend shall be paid otherwise than out of profits available for distribution under the provisions of the Statutes.

136.1 All dividends shall be declared and paid according to the amounts paid up on the shares in respect whereof the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for the purposes of this Article as paid on the share. All dividends shall be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date, or be entitled to dividends declared after a particular date such share shall rank for or be entitled to such dividend accordingly.

136.2 The Directors may at their discretion make provisions to enable such member and/or other person as they shall from time to time determine to receive dividends duly declared and all redemption monies in respect of redeemable shares in a currency or currencies other than sterling. For the purposes of the calculation of the amount receivable in respect of any dividend or payment of redemption monies, the rate of exchange to be used to determine the foreign currency equivalent of any sum payable as a dividend or payment of redemption monies shall be such market rate selected by the Directors as they shall consider appropriate ruling at any time between the close of business in London on the date which is the business day last preceding the date on which the Directors publicly announce their intention to recommend or pay (as the case may be) that specific dividend or (as the case may be) the redemption date in respect of such redeemable shares and the close of business on the date on which that specific dividend or redemption monies are paid.

137.1 Any general meeting declaring a dividend may upon the recommendation of the Board, direct payment or satisfaction of such dividend wholly or partly by the distribution of specific assets, including without limitation fully paid up shares or debentures of any other body corporate, and the Board shall give effect to such direction, and where any difficulty arises in regard to such distribution, the Board may settle it as it thinks expedient, and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payment shall be made to any members upon the footing of the value so fixed in order to adjust the rights of those entitled to participate in the dividend, and may vest any such specific assets in trustees upon trust for the members entitled to the dividend as may seem expedient to the Board.

137.2 The Directors may, with the sanction of an ordinary resolution of the Company, offer any holders of the Ordinary Shares the right to elect to receive Ordinary Shares credited as fully paid, in whole or in part, instead of cash in respect of such dividend or dividends (or some part to be determined by the Directors) as may be specified by the resolution. The following provisions shall apply:

(a)

the said resolution may specify a particular dividend, or may specify all or any dividends declared or to be declared or paid in respect of a specified period or periods, or for payment not later than the beginning of the annual general meeting next following the passing of such resolution or such later annual general meeting as may be specified by the resolution;

(b)

save where the Directors otherwise determine, the basis of allotment of Ordinary Shares shall be that the relevant value for each holder shall be as nearly as possible equal to (but not more than) the cash amount (exclusive of any imputed tax credit) that such holder would have received by way of the dividend forgone. For the purpose of this clause “relevant value” shall (save where the Directors otherwise determine) be calculated by reference to the average of the middle market quotations for the Company’s Ordinary Shares on The International Stock Exchange as derived from the Daily Official List for the day when the Ordinary Shares are first quoted “ex” the relevant dividend and the four immediately following business days;

(c)

the Board may notify the holders in writing of any right of election offered to them, and may send to holders at any time forms of election applicable to such right of election and/or to more than one such right of election, such forms specifying the procedure to be followed and the place at which, and the latest time or date by which, duly completed forms of election, or notices from holders amending or terminating existing elections, must be lodged in order to be effective;

(d)

subject to sub-paragraph (f) of this Article, the dividend (or that part of the dividend for which a right of election has been given) shall never become payable in cash on Ordinary Shares to the extent that the election has been duly effected (“elected shares”) and additional Ordinary Shares shall instead be allotted to the holders of the elected shares on the basis of allotment determined as aforesaid. For such purpose the Board shall appropriate, as it sees fit, out of such of the sums standing to the credit of any reserve or fund (including the profit and loss account), whether or not the same is available for distribution, as the Board may determine, a sum equal to the aggregate nominal amount of the additional Ordinary Shares to be allotted on such basis and apply the same in paying up in full the appropriate number of unissued Ordinary Shares for allotment and distribution to and amongst the holders of the elected shares on such basis;

(e)

the additional Ordinary Shares so allotted shall rank pari passu in all respects with the fully paid Ordinary Shares of the same class then in issue save only as regards participation in the dividend in place of which they were allotted;

(f)

no fraction of an Ordinary Share shall be allotted. The Board may make such provisions as it thinks fit for any fractional entitlements including provisions whereby, in whole or in part, the benefit thereof accrues to the Company and/or under which fractional entitlements are accrued and/or retained and in each case accumulated on behalf of any holder and such accruals or retentions are applied to the allotment by way of bonus to or cash subscription on behalf of such holder of fully paid Ordinary Shares and/or provisions whereby cash payments may be made to holders in respect of their fractional entitlements;

(g)

the Board may do all acts and things considered necessary or expedient to give effect to the allotment and issue of any Ordinary Shares in accordance with the provisions of this Article or otherwise in connection with any offer made pursuant to this Article and may authorise any person to enter, on behalf of all the holders concerned, into an agreement with the Company providing for such allotment or issue and incidental matters and any agreement so made under such authority shall be binding on all such holders;

(h)

the Board may on any occasion decide that rights of election shall not be made available to any category of shareholders or to any shareholders in any territory where, in the absence of a registration statement or other special formalities or for any other reason, the circulation of an offer of rights of election to such shareholders or in such territory would or might be unlawful or where, in the opinion of the Board, compliance with local laws and/or regulations would be unduly onerous and in such case the provisions of this Article shall be subject to such decision;

(i)	the Board may in its discretion amend, suspend or terminate any offer which is in operation;

(j)	the power conferred under this Article and by any authority given by the holders shall not be exercised unless the Board shall then have:

(i)	sufficient authority to allot Ordinary Shares in the capital of the Company;

(ii)	sufficient reserves or funds that may be capitalised after the basis of allotment is determined,

in each case to give effect to the terms of any such scheme; and

(k)	every duly elected election shall be binding on every successor in title to the elected shares (or any of them) of the holder(s) who has/have effected the same.

138. Subject to the provisions of the Statutes and to Article 135, the Directors:

(a)	may declare and pay the fixed dividends on any class of shares carrying a fixed dividend expressed to be payable on fixed dates on the half-yearly or other dates prescribed for the payment thereof;

(b)

may provide, in such manner and on such terms as they may think fit, for the payment of any dividends (whether fixed or calculated by reference to or in accordance with a specified procedure or mechanism) on any class of shares carrying such a dividend on such dates as may be prescribed for the payment thereof (whether such dates are fixed or are determined or to be determined in accordance with a specified procedure or mechanism); and

(c)	may also from time to time declare and pay interim dividends on the shares of any class of such amount and on such dates and in respect of such periods as they think fit.

Provided the Directors act in good faith they shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.

139. The Board may set aside out of profits of the Company available for dividend and carry to reserve or reserves such sums as it may think proper, which shall, at the discretion of the Board be applicable for meeting contingencies, or for the gradual liquidation of any debt or liability of the Company, or in providing for depreciation or contingencies or for writing down the value of the assets or for equalising dividends, or for any other purpose to which the profits of the Company may properly be applied, and pending such application may, at the like discretion, either be employed in the business of the Company, or be invested in such investments as the Board may from time to time think fit. The Board may also without placing the same to reserve carry forward any profits which it may think prudent not to distribute.

140. The Board shall transfer to share premium account as required by the Statutes sums equal to the amount or value of any premiums at which any shares of the Company shall be issued. Subject to the provisions of the Statutes the provisions of these Articles relating to sums carried or standing to reserve shall be applicable to sums carried and standing to share premium account.

141. The Board may deduct from any dividend or other moneys payable to any member all sums of money (if any) presently payable by him or her to the Company on account of calls or otherwise in relation to shares in the Company.

142. Subject to the rights attaching to, or the terms of issue of, any shares, any dividend on shares of any class or distribution, allotment or issue to the holders of any shares of any class (whether to be paid or made pursuant to a resolution of the Company in general meeting or a resolution of the Directors or otherwise) may be paid or made to the person registered as the holder of such shares or the persons otherwise entitled thereto at the close of business on a particular date notwithstanding that it may be a date prior to that on which the dividend, distribution, allotment or issue is to be paid or made or on which any resolution relating thereto is passed and any such dividend, distribution, allotment or issue shall be paid or made to them in accordance with their respective entitlements thereto but without prejudice to the rights inter se, in respect of such dividend, distribution, allotment or issue, of any holder or former holder of any such shares.

143. The Board may pay the dividends or interest payable on shares in respect of which any person is by transmission entitled to be registered as holder to such person upon production of such certificate and evidence as would be required if such person desired to be registered as a member in respect of such shares or retain any dividend payable in respect of such shares until that person (or that person’s transferee) becomes the holder of such shares.

144. No dividend or other monies payable in respect of a share shall bear interest against the Company unless otherwise provided by the rights attached to or the terms of issue of the share.

145. The amount of any unclaimed dividend, or any amount treated as an unclaimed dividend pursuant to Article 150, or other moneys payable in respect of a share that are unclaimed, may (but need not) be paid by the Company into an account separate from the Company’s own account. Such payment shall not constitute the Company a trustee in respect of it.

146. All dividends unclaimed for six months after having been declared may be invested or otherwise made use of by the Board for the benefit of the Company until claimed and so that the Company shall not thereby be constituted as a trustee in respect thereof. Any dividend, or any amount treated as an unclaimed dividend pursuant to Article 150, or any other monies payable in respect of a share, shall be forfeited and shall revert to, and cease to remain owing by, the Company if:

(a)	the dividend, amount or monies has or have remained unclaimed for a period of eight years after having been declared and the Board so resolves; or

(b)	the share in respect of which the dividend, amount or other monies is or are payable is sold pursuant to Article 163.1 or 163.2,

whichever is the first to occur.

147. Any dividend or other monies payable in respect of a share, may be paid (whether in sterling or foreign currency) by such method or combination of methods as the Board, in its absolute discretion, may decide. Different methods of payment may apply to different holders or groups of holders. Without limiting any other method of payment that the Board may decide, the Board may decide that payment shall be made wholly or partly: (i) in cash; (ii) by cheque or warrant or any similar financial instrument sent through the post to the registered address of the member or, without prejudice to Article 143, the person entitled thereto (or, if two or more persons are registered as joint holders of the share or entitled thereto in consequence of the death or bankruptcy of the holder or otherwise by operation of law, to any one of such persons) or to such person and such address as the person entitled to payment may by writing direct; (iii) by inter-bank transfer or by electronic means or by any other means to the account (of a type approved by the Board) nominated by the person entitled to such payment in writing or in such other manner as the Board may decide; or (iv) by such other means as the Directors may determine or think fit including without limitation in respect of an uncertificated share by means of the relevant system (subject to the facilities and requirements of the relevant system).

148. If the Board decides in accordance with Article 147 that more than one method of payment of a dividend or other moneys payable in respect of a share may be used to pay any holder or group of holders, the Company may notify the relevant holders:

(a)	of the methods of payment decided by the Board; and

(b)	that the holders may nominate one of these methods of payment in writing or in such other manner as the Board may decide,

and if any holder does not nominate a method of payment pursuant to paragraph (b) of this Article, the dividend or other moneys may be paid by such method as the Board may decide.

149. If the Board decides in accordance with Article 147 that only one method of payment of a dividend or other moneys payable in respect of a share may be used to pay any holder or group of holders, the Company may notify the relevant holders accordingly.

150. If the Board decides that a payment of a dividend or other moneys payable in respect of a share to any holder or group of holders shall be made to an account (of a type approved by the Board) nominated by the holder, but any holder does not nominate such an account, or does not provide the details necessary to enable the Company to make a payment to the nominated account, or a payment to the nominated account is rejected or refunded, the Company shall treat the payment as an unclaimed dividend and Article 146 shall apply.

151. Where such dividend or other monies are or are to be paid by cheque or warrant or similar financial instrument, every such cheque or warrant or similar financial instrument shall be made payable to the order of the person to whom it is sent or to such person as the holder or joint holders or person or persons entitled to the shares in consequence of the death or bankruptcy of the holder or otherwise by operation of law may direct and payment of the cheque or warrant or similar financial instrument by the bank on which it is drawn, or the transfer of funds by the bank instructed to make the transfer, or payment by electronic means or by any other means approved by the Board directly to an account (of a type approved by the Board), or, in respect of an uncertificated share, the making of payment in accordance with the facilities and requirements of the relevant system (which, if the relevant system is CREST, may include the sending by the Company or by any person on its behalf of an instruction to the Operator of the relevant system to credit the cash memorandum account of the holder or joint holders or, if permitted by the Company, of such person as the holder or joint holders may in writing direct) shall be good discharge to the Company. Every such cheque or warrant or similar financial instrument sent, or transfer of funds or payment made, in accordance with these Articles shall be at the risk of the person or persons entitled to payment. Subject to the provisions of these Articles and to the rights attaching to, or the terms of issue of, any shares, any dividend or other monies payable on or in respect of a share may be paid in such currency as the Directors may think fit or otherwise determine. If any such cheque or warrant or similar financial instrument is returned undelivered or is left uncashed on two consecutive occasions or, following one such occasion, reasonable enquiries have failed to establish any new address of the registered holder, the Company may cease sending any further cheques or warrants or similar financial instruments in respect of any dividend to such member until such time, if ever, as such member shall notify the Company of an address to which any cheque or warrant or similar financial instrument may be sent in future.

151.1 Without prejudice to Article 143, if a person is entitled by transmission to a share, the Company may, for the purposes of Articles 147, 148 and 150, rely in relation to the share on his or her written direction, designation or agreement, or notice to the Company.

152. If two or more persons are registered as joint holders of any share, or are entitled by transmission jointly to a share, the Company may (without prejudice to Article 143):

(a)	pay any dividend or other moneys payable in respect of the share to any one of them and any one of them may give effectual receipt for that payment; and

(b)	for the purposes of Article 147, 148 and 150, rely in relation to the share on the written direction, designation or agreement of, or notice to the Company by, any one of them.

CAPITALISATION OF PROFITS

153.1 The Company may, upon the recommendation of the Board, resolve that it is desirable to capitalise any of the profits of the Company to which this Article applies and accordingly that the Board be authorised and directed to appropriate the profits so resolved to be capitalised to the members on the record date specified in the relevant resolution who would have been entitled thereto if distributed by way of dividend and in the same proportions.

153.2 Subject to any direction given by the Company, the Board shall make all appropriations and applications of the profits resolved to be capitalised by any such resolution and such profits shall be applied by the Board on behalf of the members entitled thereto, either:

(a)	in or towards paying up the amounts (if any) for the time being unpaid on any shares held by such members respectively; or

(b)

in paying up in full unissued shares, debentures or obligations of the Company of a nominal amount equal to such profits, for allotment and distribution credited as fully paid up, to and amongst such members in the proportion aforesaid; or

(c)	partly in one way and partly in the other,

provided that the only purpose to which sums standing to capital redemption reserve or share premium account shall be applied pursuant to this Article shall be the payment up in full of unissued shares to be allotted and distributed as aforesaid.

153.3	The Board shall have power after the passing of any such resolution:

(a)

to make such provisions (by the issue of fractional certificates or by payment in cash or otherwise) as it thinks fit in the case of shares, debentures or obligations becoming distributable in fractions; and

(b)	to authorise any person to enter, on behalf of all the members entitled thereto, into an agreement with the Company providing (as the case may require) either:

(i)

for the payment up by the Company on behalf of such members (by the application thereto of their respective proportions of the profits resolved to be capitalised) of the amounts, or any part of the amounts, remaining unpaid on their existing shares; or

(ii)	for the allotment to such members respectively, credited as fully paid up, of any further shares, debentures or obligations to which they may be entitled upon such capitalisation,

and any agreement made under such authority shall be effective and binding on all such members.

153.4 The profits of the Company to which this Article applies shall be any undivided profits of the Company not required for paying the fixed dividends on any preference shares or other shares issued on special conditions and shall include:

(a)	any profits arising from appreciation in capital assets (whether realised by sale or ascertained by valuation); and

(b)	any amounts for the time being standing to any reserve or reserves or to the capital redemption reserve or to share premium or other special account.

153.5 For the purposes of this Article 153, unless the relevant resolution provides otherwise, if the Company holds treasury shares of the relevant class at the record date specified in the relevant resolution, it shall be treated as if it were entitled to receive the dividends in respect of those treasury shares which would have been payable if those treasury shares had been held by a person other than the Company.

COMMUNICATIONS

154. Any notice to be sent to or by any person pursuant to these Articles (other than a notice calling a meeting of the Board or any committee of the Board) shall be in writing.

155. Subject to Article 154 and unless otherwise provided by these Articles, the Company shall send or supply a document or information that is required or authorised to be sent or supplied to a member or any other persons by the Company by a provision of the Statutes or pursuant to these Articles or to any other rules or regulations to which the Company may be subject in such form and by such means as it may in its absolute discretion determine provided that the provisions of the Statutes which apply to sending or supplying a document or information required or authorised to be sent or supplied by the Statutes shall, the necessary changes having been made, also apply to sending or supplying any document or information required or authorised to be sent by these Articles or any other rules or regulations to which the Company may be subject.

156. Subject to Article 154 and unless otherwise provided by these Articles, a member or a person entitled by transmission to a share shall send a document or information pursuant to these Articles to the Company in such form and by such means as it may in its absolute discretion determine provided that:

(a)

the determined form and means are permitted by the Statutes for the purposes of sending and supplying a document or information of that type to a company pursuant to the provisions of the Statutes; and

(b)

unless the Board otherwise permits, any applicable condition or limitation specified in the Statutes, including without limitation as to the address to which the document or information may be sent, is satisfied.

Unless otherwise provided by these Articles, or required by the Board, such document or information shall be authenticated in the manner specified in the Statutes for authentication of a document or information sent in the relevant form.

157.1 In the case of joint holders of a share, any document or information shall be sent to the joint holder whose name stands first in the Register in respect of the joint holding and any document or information so sent shall be deemed for all purposes sent to all the joint holders.

157.2 A member whose registered address is not within an EEA State or the United Kingdom who sends to the Company an address within an EEA State or the United Kingdom at which a document or information may be sent to him or her shall be entitled to have the document or information sent to him or her at that address (provided that, in the case of a document or information sent by electronic means, including without limitation, any notification required by the Statutes that the document or information is available on a website, the Company so agrees, which agreement the Company shall be entitled to withhold in its absolute discretion including, without limitation, in circumstances in which the Company considers that the sending of the document or information to such address using electronic means would or might infringe the laws of any other jurisdiction) but otherwise:

(a)	no such member shall be entitled to receive any document or information from the Company; and

(b)

without prejudice to the generality of the foregoing, any notice of a general meeting of the Company which is in fact sent or purports to be sent to such member shall be ignored for the purpose of determining the validity of the proceedings at such general meeting.

157.3 A member present, either in person or by proxy, at any meeting of the Company or of the holders of any class of shares in the capital of the Company shall be deemed to have been sent notice of the meeting and, where requisite, of the purposes for which it was called.

157.4 The Board may from time to time issue, endorse or adopt terms and conditions relating to the use of electronic means for the sending of notices, other documents and proxy appointments by the Company to members or persons entitled by transmission and by members or persons entitled by transmission to the Company.

157.5 A document or information may be sent or supplied by the Company to the person or persons entitled by transmission to a share by sending it in any manner the Company may choose authorised by these Articles for the sending of a document or information to a member, addressed to them by name, or by the title of representative of the deceased, or trustee of the bankrupt or by any similar description at the address (if any) in the United Kingdom as may be supplied for that purpose by or on behalf of the person or persons claiming to be so entitled. Until such an address has been supplied, a document or information may be sent in any manner in which it might have been sent if the death or bankruptcy or other event giving rise to the transmission had not occurred.

157.6 Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his or her name is entered in the Register, has been sent to a person from whom he or she derives his or her title, provided that no person who becomes entitled by transmission to a share shall be bound by any Default Notice sent under Article 11.1 to a person from whom he or she derives his or her title.

157.7 Proof that a document or information was properly addressed, prepaid and posted shall be conclusive evidence that the document or information was sent. Proof that a document or information sent or supplied by electronic means was properly addressed, shall be conclusive evidence that the document or information was sent. A document or information sent by the Company to a member by post shall be deemed to have been received:

(a)

if sent by first class post or special delivery post from an address in the United Kingdom to another address in the United Kingdom, or by a postal service similar to first class post or special delivery post from an address in another country to another address in that other country, on the day following that on which the document or information was posted;

(b)

if sent by airmail from an address in the United Kingdom to an address outside the United Kingdom, or from an address in another country to an address outside that country (including without limitation an address in the United Kingdom), on the third day following that on which the envelope containing the document or information was posted; and

(c)	in any other case, on the second day following that on which the document or information was posted.

157.8 A document or information sent or supplied by the Company to a member in electronic form shall be deemed to have been received by the member on the day following that on which the document or information was sent to the member. Such a document or information shall be deemed to have been received by the member on that day notwithstanding that the Company becomes aware that the member has failed to receive the relevant document or information for any reason and notwithstanding that the Company subsequently sends a hard copy of such document or information by post to the member.

157.9 A document or information sent or supplied by the Company to a member by means of a website shall be deemed to have been received by the member:

(a)	when the document or information was first made available on the website; or

(b)

if later, when the member is deemed by Article 157.7 or 157.8 to have received notice of the fact that the document or information was available on the website. Such a document or information shall be deemed received by the member on that day notwithstanding that the Company becomes aware that the member has failed to receive the relevant document or information for any reason and notwithstanding that the Company subsequently sends a hard copy of such document or information by post to the member.

157.10 A member shall not be entitled to receive any document or information that is required or authorised to be sent or supplied to him or her by the Company by a provision of the Statutes or pursuant to these Articles or to any other rules or regulations to which the Company may be subject if documents or information sent or supplied to that member by post in accordance with the procedure set out in these Articles have been returned undelivered to the Company:

(a)	on at least two consecutive occasions; or

(b)	on one occasion and reasonable enquiries have failed to establish the member’s address.

Without prejudice to the generality of the foregoing, any notice of a general meeting of the Company which is in fact sent or purports to be sent to such member shall be ignored for the purpose of determining the validity of the proceedings at such general meeting.

Any omission to give notice of a general meeting of the Company in accordance with the provisions of this Article 157.10 shall not invalidate the proceedings at the meeting.

Subject to Article 157.2, a member to whom this Article applies shall become entitled to receive such documents or information when he or she has given the Company an address to which they may be sent or supplied.

WINDING UP

158. If the Company shall be wound up, the liquidator may, with the sanction of a special resolution of the contributories, divide amongst the contributories in specie the whole or any part of the assets of the Company and may, for that purpose value any assets and determine how the division shall be carried out as between the contributories or different classes of contributories. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator with the like sanction shall think fit.

159. The power of sale of a liquidator shall include a power to sell wholly or partially for shares or stock or for the debentures, debenture stock or other obligations of another company, either then already constituted, or about to be constituted, for the purpose of carrying out the sale.

INDEMNITY

160.1 Subject to the provisions of the Statutes, but without prejudice to any indemnity to which the person concerned may otherwise be entitled, every Director or other officer of the Company (other than any person (whether an officer or not) engaged by the Company as auditor) shall be indemnified out of the assets of the Company against any liability incurred by him or her for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company, provided that this Article shall be deemed not to provide for, or entitle any such person to, indemnification to the extent that it would cause this Article, or any element of it, to be treated as void under the Act or otherwise under the Statutes.

160.2 Without prejudice to the provision of Article 160.1, the Directors shall have the power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time Directors, officers or employees of the Company, or any body corporate in which the Company has an interest whether direct or indirect or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of the Company or any such other body corporate, or who are or were at any time trustees of any retirement benefits scheme or employee benefits trust in which employees of the Company or any such other body corporate or subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution or discharge of their duties or in the exercise or purported exercise of their powers or otherwise in relation to their duties, powers or offices in relation to the Company or any such other body corporate, subsidiary undertaking or retirement benefits scheme or employee benefits trust.

DISCOVERY

161. No member or meeting of members shall be entitled to discovery of or any information respecting any detail of the Company’s operations or trading or any matter which may be or is in the nature of a trade secret, or which may relate to the conduct of the business of the Company, which in the opinion of the Board it would not be expedient in the interests of the members to communicate.

DESTRUCTION OF DOCUMENTS

162. The Company shall be entitled to destroy:

(a)

all instruments of transfer of shares which have been registered, and all other documents on the basis of which any entry is made in the register, at any time after the expiration of six years from the date of registration thereof;

(b)	all dividend mandates, variations or cancellations of dividend mandates, and notifications of change of address, at any time after the expiration of two years from the date of recording thereof;

(c)	all share certificates which have been cancelled at any time after the expiration of one year from the date of the cancellation thereof;

(d)	all paid dividend warrants, cheques and similar financial instruments at any time after the expiration of one year from the date of actual payment;

(e)	all proxy appointments which have been used for the purpose of a poll at any time after the expiration of one year from the date of use; and

(f)

all proxy appointments which have not been used for the purpose of a poll at any time after one month from the end of the meeting to which the proxy appointment relates and at which no poll was demanded, and it shall conclusively be presumed in favour of the Company that every entry in the Register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made and every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and every share certificate so destroyed was a valid and effective certificate duly and properly cancelled and every other document herein before mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company. Provided always that:

(a)	the provisions aforesaid shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

(b)

nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Article; and

(c)	references herein to the destruction of any document include references to the disposal thereof in any manner.

UNTRACED SHAREHOLDERS

163.1 The Company may sell for the best price reasonably obtainable all or any of the shares of a member or the shares to which a person is entitled by virtue of transmission on death, bankruptcy, mental disorder, operation of law or any other event in such manner, on such terms and at such time as the Board thinks fit provided that:

(a)

there has been a period of eight years during which at least three dividends in respect of the shares in question (or any shares from which those shares have been derived) have become payable but no dividend has been claimed (the “relevant period”);

(b)

the Company has sent a notice (a “sale notice”) of its intention to sell such shares to the last known address of the member or person entitled. Before sending such notice, the Company must have used such efforts as the Board considers reasonable in the circumstances to trace the relevant holder of, or person entitled by transmission to, the shares (including engaging, if considered appropriate, a professional asset reunification company or other tracing agent); and

(c)

during the relevant period and the period of three months following the date on which the sale notice is deemed to have been received by the member or person entitled by transmission the Company has not received any communication from the member or a person entitled to such shares by virtue of transmission on death or bankruptcy or otherwise.

163.2 If the Company is entitled to sell any share pursuant to Article 163.1, it shall be entitled to sell any additional share issued at any time to the holder or person entitled in right of that share (or in right of any such share).

163.3	To give effect to any such sale the Board may:

(a)

where the shares are held in certificated form, authorise any person to execute as transferor an instrument of transfer of the shares to be sold to, or in accordance with the directions of, the purchaser and such instrument of transfer shall be as effective as if it had been executed by the registered holder of, or person entitled by transmission to, such shares; or

(b)

where the shares are held in uncertificated form, do all acts and things it considers necessary or expedient to effect the transfer of the shares to, or in accordance with the directions of, the purchaser.

An exercise by the Company of its powers in accordance with Article 163.3(a) shall be as effective as if exercised by the registered holder of or person entitled by transmission to the shares. The transferee shall be entered in the Register as the holder of the shares comprised in any such transfer (notwithstanding that no certificate representing the shares shall be produced), and he or she shall not be bound to see to the application of the purchase money, nor shall his or her title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

163.4 Subject to the provisions of this Article 163.4, the net proceeds of sale, after payment of the costs thereof, shall belong to the Company which shall be obliged to account to the former member or other person previously entitled as aforesaid for an amount equal to such proceeds and shall enter the name of such former member or other person in the books of the Company as a creditor for such amount. No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments as the Board may from time to time think fit. If no valid claim for the proceeds has been received by the Company during a period of twelve months from the date on which the relevant shares were sold by the Company pursuant to Article 163.1 or 163.2, the net proceeds shall be forfeited by the former holder of, or person entitled by transmission to, the shares (and accordingly such person shall no longer be a creditor for such amount). Upon such forfeiture of the net proceeds, the net proceeds shall belong to the Company and the Company shall no longer be obliged to account for the proceeds of sale to the former holder of, or person entitled by transmission to, the shares and shall not be liable to such person in any respect, and the Company shall be entitled to use the proceeds in any way the Board may from time to time think fit.

Page 54